 Filed pursuant to Rule 424(b)(5)
 Registration Statement No. 333-285533
PROSPECTUS SUPPLEMENT
Lotus Technology Inc.
$10,000,000 Principal Amount of Convertible Notes
Ordinary Shares Issuable in the form of American Depositary Shares upon Conversion of Convertible Notes
$850,000 of Ordinary Shares Issuable in the form of American Depositary Shares in lieu of Cash for Interest on the Convertible Notes
Pursuant to this prospectus supplement and the accompanying prospectus, Lotus Technology Inc., or LTC, is offering $10,000,000 aggregate principal amount of convertible notes, or the Notes, which are convertible into ordinary shares of LTC, or Ordinary Shares, par value US$0.00001 per share, in the form of American depositary shares, or ADSs, each of which represents one Ordinary Share, under certain conditions more fully described below.
We are also offering by this prospectus supplement and the accompanying prospectus Ordinary Shares, in the form of ADSs, issuable from time to time upon conversion or otherwise under the Notes and issuable as in-kind payment for the interest payable on the Notes.
The Notes will bear interest at a rate equal to the sum of (A) the secured overnight financing rate, or SOFR, and (B) 6.75% per annum (with 4.25% per annum, subject to the satisfaction of certain equity conditions, eligible to be satisfied, at our option, either in cash or in ADSs). Interest is payable in arrears on the first calendar day of each calendar quarter, beginning October 1, 2025. Upon the occurrence and during the continuance of an event of default, the interest rate on the Notes will increase to 14.0% per annum. Unless earlier converted or redeemed, the Notes will mature on the two-year anniversary of the issuance date, subject to extension at the option of the holders in certain circumstances as provided in the Notes. All amounts due under the Notes are convertible at any time, in whole or in part, and subject to certain beneficial ownership limitations, at the option of the holders into our Ordinary Shares (which we refer to as “Conversion Shares”), in the form of ADSs (which we refer to as “Conversion ADSs”) at an initial conversion price equal to $2.19 per ADS ($2.19 per Ordinary Share), subject to adjustment as provided in the Notes. The conversion price is subject to customary adjustments upon any share split or subdivision, share dividend, share consolidation or combination and/or similar transactions, recapitalization or similar event. Upon the satisfaction of certain conditions, we may prepay all, but not less than all, of the amount then outstanding under the Notes by paying an amount equal to the then outstanding amounts due under the Notes at a 20% premium.
The Notes are being sold in accordance with a securities purchase agreement, or the Securities Purchase Agreement, among us and certain investor in the Notes, dated as of August 19, 2025. The Notes are being issued pursuant to a supplemental indenture, or the Supplemental Indenture, dated as of August 19, 2025, between us and U.S. Bank Trust Company, National Association, as trustee, or the Trustee. The Supplemental Indenture supplements the indenture entered into by and between us and the Trustee, dated as of August 19, 2025, or the Base Indenture. We refer to the Base Indenture, together with the Supplemental Indenture, as the “Indenture.” The Indenture has been qualified under the Trust Indenture Act of 1939, and the terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Upon our filing of one or more additional prospectus supplements, and our satisfaction of certain other conditions, either we or an investor may elect to consummate additional closings of up to $290,000,000 in aggregate principal amount of convertible notes at additional closings, or the Additional

Notes, pursuant to the Securities Purchase Agreement. However, we are not registering pursuant to this prospectus supplement to the issuance of any such Additional Notes (or Ordinary Shares in the form of ADSs issuable upon conversion of or otherwise under such Additional Notes) that may be issued, from time to time, at such additional closings under the Securities Purchase Agreement.
No public market currently exists for the Notes, and we do not intend to apply to list the Notes on any securities exchange or for quotation on any inter-dealer quotation system. The ADSs are listed on the Nasdaq Global Select Market, or Nasdaq, under the trading symbol “LOT.” On August 18, 2025, the closing price for the ADSs on Nasdaq was US$2.09.
We expect to deliver the Notes on or about August 19, 2025, subject to customary closing conditions.
Investing in our securities involves a high degree of risk. There are various risks relating to the securities, our company and its subsidiaries, their businesses and their jurisdictions of operations which investors should familiarize themselves with before making an investment in the securities.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and are therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies. See “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company.”
We are also a “foreign private issuer,” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. See “Prospectus Supplement Summary — Implications of Being a Foreign Private Issuer.”
In addition, as of the date of this prospectus supplement, Mr. Shufu Li beneficially owns more than 50% of the total voting power of our issued and outstanding Ordinary Shares. As a result, we qualify as a “controlled company” within the meaning of Nasdaq’s corporate governance standards and have the option not to comply with certain requirements to which companies that are not controlled companies are subject, including the requirement that a majority of our board of directors shall consist of independent directors and the requirement that our nominating and corporate governance committee and compensation committee shall be composed entirely of independent directors.
LTC is not an operating company but a Cayman Islands holding company. We conduct our operations through our subsidiaries in China and Europe and our operations in mainland China are currently conducted by our mainland China subsidiaries. The securities registered herein are securities of LTC, not those of its operating subsidiaries. Therefore, investors in LTC are not acquiring equity interest in any operating company but instead are acquiring interest in a Cayman Islands holding company. Prior to 2023, LTC relied on contractual arrangements among Wuhan Lotus Technology Limited Company Ltd., or the WFOE, Wuhan Lotus E-commerce Co., Ltd., the former variable interest entity which we refer to as the “former VIE,” and its nominee shareholders to direct the business operations of the former VIE and its subsidiaries. Since early 2023, we have been implementing a series of transactions to restructure our organization and business operations, which we refer to as the “Restructuring.” In connection with the Restructuring, the WFOE, the former VIE and nominee equity holders of the former VIE entered into a series of agreements, or the VIE Restructuring Agreements, pursuant to which the WFOE acquired 100% equity interest in the former VIE’s subsidiaries. As of the date of this prospectus supplement, our operations in mainland China are conducted by our mainland China subsidiaries and we do not have any VIE structure.
The holding company structure involves unique risks to investors. As a holding company, LTC may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of subsidiaries of LTC to pay dividends or make distributions to LTC may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow this holding company structure and limit or hinder LTC’s ability to conduct its business through, receive dividends or distributions from, or transfer funds to, the operating companies or list on a U.S. or other foreign exchange, which could result in a material adverse change in LTC’s operations and cause the value of the securities of LTC to significantly decline. See “Prospectus Supplement Summary — Our Corporate History and Structure.” Our board of directors has complete discretion on whether to distribute dividends subject to our memorandum and articles of association and certain restrictions under Cayman Islands law. In addition, our shareholders may, by ordinary resolution, declare dividends, but no dividend shall exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. The decision to distribute dividends is based on several factors, including our financial performance, growth prospects, and liquidity requirements. To date, no cash dividend or distributions have been made by the subsidiaries of LTC to LTC. For further details of cash and asset flows among LTC, its subsidiaries and the former VIE, see “Prospectus Supplement Summary — Cash and Asset Flows through Our Organization.” We have established cash management policies to direct how funds are transferred among LTC and its subsidiaries to ensure the efficient and compliant handling of funds. These policies dictate that, each cash transfer shall (i) go through approval processes, ensuring that only authorized personnel are involved in the transaction, (ii) be properly recorded to facilitate audits and financial reviews, and (iii) be in compliance with all applicable laws and regulations, including anti — money laundering (AML) and know — your — customer (KYC) requirements. Unless otherwise stated or unless the context otherwise requires, references in this prospectus supplement to (i) “LTC” are to Lotus Technology Inc., and (ii) “Lotus Tech,” “we,” “us,” “our company,” and “our” are to LTC and its subsidiaries. Unless otherwise specified, in the context of describing our business and operations in China, we are referring to the business and operations conducted by our PRC subsidiaries, and for the periods ended prior to the Restructuring, also the former VIE and its subsidiaries.
We face various risks and uncertainties relating to doing business in China. We have substantial business operations in mainland China, and we are subject to complex and evolving laws and regulations of mainland China. For example, we face risks associated with regulatory approvals on overseas offerings, anti — monopoly regulatory actions, and oversight on cybersecurity, data security and data privacy which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a United States or other foreign exchange. The PRC government’s significant authority in regulating our operations and the PRC government’s oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could result in a material adverse change in our operations and the value of our securities, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks relating to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in our annual report on Form 20-F for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission on April 30, 2025, or our 2024 Form 20-F.
Our securities will be prohibited from trading on a national securities exchange or in the over-the-counter trading market in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the Securities and Exchange Commission, or the SEC, determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and our auditor was subject to this determination. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed the mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA following the filing of our 2024 Form 20-F. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in the mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the Securities and Exchange Commission, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Our securities may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is

unable to inspect or investigate completely auditors located in China. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2024 Form 20-F.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is            , 2025.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any other offering materials we file with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on such different or inconsistent information. We are not making an offer of our securities in any jurisdiction where such offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any other offering

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material is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf to subscribe for and purchase, any of our securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus dated May 30, 2025 included in the registration statement on Form F-3 (No. 333-285533), initially filed with the SEC on March 4, 2025, as amended on May 30, 2025, which provides more general information, some of which may not apply to this offering.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of ordinary shares offered by this prospectus supplement. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations.
Before purchasing any securities, you should carefully read this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find More Information About Us” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.
In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires:
•
“ADSs” are to the American depositary shares, each of which represents one Ordinary Share;

•
“BEV” means battery electric vehicle;

•
“Business Combination” means all transactions contemplated by the Merger Agreement;

•
“CAC” means the Cyberspace Administration of China;

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“China” or “PRC” means the People’s Republic of China;

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“CSRC” means the China Securities Regulatory Commission;

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“Deliver” or “delivery,” when used in respect of the unit of vehicles we deliver, represents invoiced deliveries, including commissioned deliveries in the U.S. market, unless otherwise stated;

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“EPA” means electrical performance architecture;

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“Etika” means Etika Automotive Sdn Bhd;

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“Exchange Act” means the Securities Exchange Act of 1934, as amended;

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“former VIE” means Wuhan Lotus E-commerce Co., Ltd., the former variable interest entity of LTC prior to the Restructuring;

•
“Geely HK” means Geely International (Hong Kong) Limited, a private company incorporated under the laws of Hong Kong;

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“Geely Holding” means Zhejiang Geely Holding Group and its affiliates;

•
“LCAA” means L Catterton Asia Acquisition Corp, a blank check company that was incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities;

•
“Lotus” or “Lotus Group” means Lotus Tech and Lotus UK, taken as a whole;

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“Lotus HK” means Lotus Advanced Technology Limited, a company organized and existing under the laws of Hong Kong;

•
“Lotus Tech,” “we,” “us,” “our company,” and “our” mean LTC and its subsidiaries. Unless otherwise specified, in the context of describing our business and operations in China, we are referring to the business and operations conducted by our PRC subsidiaries, and, for the periods ended prior to the Restructuring (as defined below), also the former VIE and its subsidiaries. References to the share capital, securities (including shares, options, and warrants), shareholders, directors, board of directors, auditors of “Lotus Tech” are to the share capital, securities (including shares, options and warrants), shareholders, directors, board of directors, and auditors of LTC, respectively;

•
“Lotus Tech UK” means Lotus Tech Creative Centre Limited, a company incorporated in the United Kingdom;

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“Lotus UK” means Lotus Group International Limited and its subsidiaries;

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“LTC” means Lotus Technology Inc., a Cayman Islands exempted company;

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“LTIL” means Lotus Technology Innovative Limited, a wholly-owned subsidiary of LTC;

•
“Merger Agreement” means the First Amended and Restated Agreement and Plan of Merger, dated as of October 11, 2023, by and among LCAA, LTC, Lotus Temp Limited and Lotus EV Limited, which amended and restated the Agreement and Plan of Merger, dated as of January 31, 2023, by and among the same parties;

•
“OEM” means original equipment manufacturer;

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“Ordinary Shares” means ordinary shares of LTC, par value US$0.00001 per share;

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“Public Warrants” means the warrants to purchase Ordinary Shares at an exercise price of US$11.50 per share, which were issued on February 22, 2024 in exchange for the public warrants in LCAA in connection with the Business Combination;

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“Renminbi” or “RMB” means the legal currency of China;

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“Restructuring” means a series of transactions that LTC implemented to restructure its organization and business operations in early 2023, through which the contractual arrangements that allowed us to consolidate our former VIE were terminated;

•
“Sponsor Warrants” means the warrants to purchase Ordinary Shares at an exercise price of US$11.50 per share, which were issued to LCA Acquisition Sponsor, LP, a Cayman Islands limited partnership, on February 22, 2024 in exchange for its private warrants in LCAA in connection with the Business Combination;

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“US$,” “U.S. dollars” or “dollars” means the legal currency of the United States;

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“U.S. GAAP” means accounting principles generally accepted in the United States of America;

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“VIE” means variable interest entities;

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“Warrants” means the Public Warrants and the Sponsor Warrants, governed by the Warrant Agreement dated as of March 10, 2021, between LCAA and Continental Stock Transfer & Trust Company as warrant agent, as amended and assigned to LTC and Equiniti Trust Company, LLC pursuant to the Assignment, Assumption and Amendment Agreement by and among LCAA, LTC, Equiniti Trust Company, LLC and Continental Stock Transfer & Trust Company dated as of February 22, 2024 in connection with the Business Combination;

•
“WFOE” means Wuhan Lotus Technology Limited Company, LTC’s wholly-owned PRC subsidiary; and

•
“Wuhan Lotus Cars” means Wuhan Lotus Cars Co., Ltd., a company organized and existing under the laws of the People’s Republic of China.

Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference therein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this document and include statements regarding, amongst other things, results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. The use of words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “preliminary,” “forecast,” “objective,” “plan,” or “target,” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties that could cause actual results to differ materially, including, but not limited to statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, and the markets in which we operate.
Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:
•
our unproven ability to compete in the highly competitive automotive market;

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our reliance on a variety of arrangements with Geely Holding;

•
our unproven ability to maintain and strengthen the “Lotus” brand;

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our limited operating history and unproven ability to develop, manufacture and deliver high quality automobiles;

•
our historical negative net cash flows from operations and its unproven ability to adequately control the costs;

•
the limited number of orders for our vehicle models;

•
potential delays in the manufacturing and launch of our vehicles;

•
the complexity, uncertainties and changes in global regulations on automotive as well as internet-related businesses and companies, including regulations on homologations, safety, data protection and privacy, automated driving, environmental protection, recall, distribution, government incentives, batteries regulations, and end-of-life regulations;

•
consumer’s demand and willingness to adopt luxury electric vehicles;

•
the rapidly evolving technology in automotive industry, and ongoing development and safety of intelligent driving technology;

•
cost increases, disruptions or shortage in supply of raw materials, semiconductor chips or other components, and our dependence on suppliers;

•
our unproven ability to expand physical sales network cost-efficiently;

•
our unproven ability to perform in line with customer expectations;

•
challenges in providing charging solutions;

•
business, regulatory, political, operational and financial risk in jurisdictions we operate; and

•
all other risks and uncertainties described in “Item 3. Key Information — D. Risk Factors” and “Item 5. Operating and Financial Review and Prospects” in our 2024 Form 20-F.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein.
We would like to caution you not to place undue reliance on these forward-looking statements, and you should read these statements in conjunction with the risk factors disclosed herein, in the documents incorporated by reference herein or therein for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

PROSPECTUS SUPPLEMENT SUMMARY
Overview
We are a leading global intelligent and luxury mobility provider that designs, develops luxury lifestyle vehicles (non-sports car vehicles for daily usage) under the iconic British brand “Lotus” and sell all Lotus branded cars. We launched our first fully electric Hyper-SUV, Eletre, in 2022, and our second lifestyle production vehicle and first hyper grand tourer (hyper-GT) vehicle, Emeya, in 2023. In addition, we plan to introduce two new models in the near future. We manufacture all BEV lifestyle models through a contract manufacturing partnership with Geely Holding, utilizing Geely Holding’s newly-constructed, state-of-the-art manufacturing facilities dedicated for EVs in Wuhan, China. We bring customers a luxury retailing experience through a digital-first, omni-channel sales model to establish and develop direct relationship with customers and covers the entire spectrum of customer experience, both physically and virtually. As of March 31, 2025, we had over 200 stores in our global distribution network. In the first quarter of 2025, we achieved total deliveries of 1,274 units, consisting of our lifestyle vehicles and also Lotus-brand sports cars that were distributed through LTIL.
Our first lifestyle production vehicle, Eletre, is a new breed of pure electric SUV powered by Lotus’s proprietary 800-volt EPA (electrical performance architecture). Deliveries of Eletre commenced in 2023. Our second lifestyle production vehicle, Emeya, was launched in September 2023 and we began deliveries of Emeya in March 2024. We also started deliveries of Evija in 2024.
Recent Developments
Financial Information
The following unaudited condensed consolidated statements of comprehensive loss for the three months ended March 31, 2025 and 2024 and unaudited condensed consolidated statements balance sheets as of March 31, 2025 and 2024 have been prepared and presented in accordance with US GAAP. Our historical results are not necessarily indicative of results expected for future periods.
The following table presents our unaudited condensed consolidated statements of comprehensive loss for the periods indicated:
(All amounts in thousands, except for share and per share)	For the Three Months Ended
	March 31, 2025	March 31, 2024
	US$	US$
Revenues:
Sales of goods	84,608	160,784
Service revenues	8,215	12,298
Total revenues	92,823	173,082
Cost of revenues:
Cost of goods sold	(77,833)	(139,273)
Cost of services	(3,841)	(3,495)
Total cost of revenues	(81,674)	(142,768)
Gross profit	11,149	30,314
Operating expenses:
Research and development expenses	(48,602)	(104,692)
Selling and marketing expenses	(39,584)	(103,489)
General and administrative expenses	(30,664)	(56,970)
Government grants	4,706	1,519
Total operating expenses	(114,144)	(263,632)

(All amounts in thousands, except for share and per share)	For the Three Months Ended
	March 31, 2025	March 31, 2024
	US$	US$
Operating loss	(102,995)	(233,318)
Interest expenses	(34,268)	(3,947)
Interest income	6,666	1,665
Investment income (loss), net	4,640	(1,394)
Share of results of equity method investments	(412)	201
Foreign currency exchange gains (losses), net	13,847	(6,667)
Changes in fair values of liabilities, excluding impact of instrument-specific credit risk	(69,671)	(14,623)
Loss before income taxes	(182,193)	(258,083)
Income tax expense	(632)	(142)
Net loss	(182,825)	(258,225)
Less: Net loss attributable to noncontrolling interests	(2)	(356)
Net loss attributable to ordinary shareholders	(182,823)	(257,869)
Accretion of Redeemable Convertible Preferred Shares	—	(2,979)
Net loss available to ordinary shareholders	(182,823)	(260,848)
Loss per ordinary share(1)
– Basic and diluted	(0.28)	(0.47)
Weighted average number of ordinary shares outstanding used in computing net loss per ordinary share(1)
– Basic and diluted	659,330,406	558,429,003
Net loss	(182,825)	(258,225)
Other comprehensive income (loss):
Fair value changes of liabilities due to instrument-specific credit risk, net of nil income taxes	6,778	(175)
Foreign currency translation adjustment, net of nil income taxes	(4,641)	(1,415)
Total other comprehensive income (loss)	2,137	(1,590)
Total comprehensive loss	(180,688)	(259,815)
Less: Total comprehensive loss attributable to noncontrolling interests	(2)	(356)
Total comprehensive loss attributable to ordinary shareholders	(180,686)	(259,459)

The following table presents our unaudited condensed consolidated statements balance sheets:
	As of	December 31, 2024
(All amounts in thousands)	March 31, 2025
	US$	US$
ASSETS
Current assets
Cash	122,581	103,072
Restricted cash	406,441	379,293
Accounts receivable – third parties, net	63,931	117,076
Accounts receivable – related parties, net	118,416	107,816

	As of	December 31, 2024
(All amounts in thousands)	March 31, 2025
	US$	US$
Inventories	143,394	188,582
Prepayments and other current assets – third parties, net	91,021	72,541
Prepayments and other current assets – related parties, net	67,953	74,558
Total current assets	1,013,737	1,042,938
Non-current assets
Restricted cash	2,525	2,572
Investment securities – related parties	1,326	2,221
Securities pledged to an investor	321,357	315,796
Loan receivable from a related party	281,800	269,539
Property, equipment and software, net	310,864	316,447
Intangible assets	116,492	116,500
Operating lease right-of-use assets	141,078	144,029
Equity method investments	7,458	7,499
Other non-current assets – third parties	69,035	67,009
Other non-current assets – related parties	1,199	1,113
Total non-current assets	1,253,134	1,242,725
Total assets	2,266,871	2,285,663
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Short term borrowings – third parties	675,818	602,949
Short-term borrowings – related parties	314,446	199,570
Accounts payable – third parties	62,277	61,752
Accounts payable – related parties	302,210	410,433
Contract liabilities – third parties	32,223	33,964
Operating lease liabilities – third parties	13,757	14,094
Accrued expenses and other current liabilities – third parties	391,485	389,791
Accrued expenses and other current liabilities – related parties	215,356	214,760
Share buyback forward liabilities	122,771	117,059
Put option liabilities – third parties	—	309,115
Convertible notes – related parties	116,089	113,910
Total current liabilities	2,246,432	2,467,397
Non-current liabilities
Contract liabilities – third parties	7,899	8,683
Operating lease liabilities – third parties	65,550	68,331
Operating lease liabilities – related parties	10,696	10,729
Put option liabilities – third parties	377,853	—
Warrant Liabilities	1,974	3,340
Exchangeable notes	114,776	102,999
Convertible notes – third parties	69,997	74,246
Deferred income	294,324	293,923

	As of	December 31, 2024
(All amounts in thousands)	March 31, 2025
	US$	US$
Other non-current liabilities – third parties	117,183	114,770
Other non-current liabilities – related parties	1,398	1,471
Total non-current liabilities	1,061,650	678,492
Total liabilities	3,308,082	3,145,889
SHAREHOLDERS’ DEFICIT
Ordinary shares	7	7
Additional paid-in capital	1,785,749	1,785,664
Accumulated other comprehensive income	57,302	55,165
Accumulated deficit	(2,876,521)	(2,693,698)
Total shareholders’ deficit attributable to ordinary shareholders	(1,033,463)	(852,862)
Noncontrolling interests	(7,748)	(7,364)
Total shareholders’ deficit	(1,041,211)	(860,226)
Total liabilities and shareholders’ deficit	2,266,871	2,285,663

Total Revenues.   Our total revenues were US$93 million for the three months ended March 31, 2025, representing a 46% decrease compared with the three months ended March 31, 2024.
Gross Margin.   Our gross margin was 12% for the three months ended March 31, 2025, as compared with 18% in the same period in 2024. It was a notable recovery from 3% for the full year of 2024 as the impact from prior destocking efforts eased.
Operating Loss.   Our operating loss was US$103 million for the three months ended March 31, 2025, representing a 56% decrease compared with the three months ended March 31, 2024.
Net Loss.   Our net loss was US$183 million, representing a 29% reduction compared with the three months ended March 31, 2024.
Non-GAAP Financial Measures
We use non-GAAP financial measures, including adjusted net loss and adjusted EBITDA in evaluating our operating results and for financial and operational decision-making purposes. Adjusted net loss represents net loss excluding share-based compensation expenses, and such adjustment has no impact on income tax. We define adjusted EBITDA as net loss excluding interest income, interest expense, income tax expenses, depreciation of property, equipment and software, and share-based compensation expenses. We believe that non-GAAP financial measures help identify underlying trends in our business and enhance the overall understanding of our past performance and future prospects. We also believe that non-GAAP financial measures allow for greater visibility with respect to key metrics used by our management in our financial and operational decision-making.
Non-GAAP financial measures are not presented in accordance with U.S. GAAP and may be different from non-GAAP methods of accounting and reporting used by other companies. Non-GAAP financial measures have limitations as analytical tools and when assessing our operating performance, investors should not consider them in isolation, or as a substitute for financial information prepared in accordance with U.S. GAAP. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure. We mitigate these limitations by reconciling non-GAAP financial measures to the most comparable U.S. GAAP performance measures, all of which should be considered when evaluating our performance.

	For the Three Months Ended
	March 31, 2025	March 31, 2024
(All amounts in thousands)	US$	US$
Net loss	(182,825)	(258,225)
Share-based compensation expenses, net of tax effect of nil(1)	61	35,323
Adjusted net loss	(182,764)	(222,902)
Net loss	(182,825)	(258,225)
Interest expenses	34,268	3,947
Interest income	(6,666)	(1,665)
Income tax expense	632	142
Depreciation	18,127	16,174
Share-based compensation expenses	61	35,323
Adjusted EBITDA	(136,403)	(204,304)

(1)
Share-based compensation expenses were non-deductible expenses in accordance with the regulations of the relevant tax jurisdictions. Therefore, there is no tax impact for share-based compensation expenses adjustment for non-GAAP financial measures.

Unaudited selected condensed consolidated financial data as of and for the three months ended June 30, 2025
We are in the process of finalizing our financial results as of and for the three months ended June 30, 2025. The following sets forth estimates of our unaudited selected condensed consolidated financial data as of and for the three months ended June 30, 2025 based on available information to date. This financial data is not a comprehensive statement of our financial results as of and for the three months ended June 30, 2025. Our actual results may differ materially from these estimates.
Revenue.   We estimate that our revenues for the three months ended June 30, 2025 were in the range of approximately US$200 million to US$230 million
Gross Profit.   We estimate that our gross profit for the three months ended June 30, 2025 was in the range of US$17 million to US$19 million.
Total liabilities.   We estimate that our total liabilities as of June 30, 2025 were in the range of US$3.2 billion to US$3.5 billion.
Our unaudited selected condensed consolidated financial data set forth above is preliminary in nature and subject to changes and completion of our financial closing procedures. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures on such data and does not express an opinion or any other form of assurance with respect to any of such data. Our preliminary and unaudited selected consolidated financial data as of and for the three months ended June 30, 2025 may not be indicative of our financial results for future interim periods or for the full year ended December 31, 2025. See “Risk Factors” included elsewhere in this prospectus supplement and “Item 3. Key Information — D. Risk Factors” and “Item 5. Operating and Financial Review and Prospects” in our 2024 Form 20-F for information regarding trends and other factors that may influence our results of operations.
Business Updates
On June 20, 2025, we entered into a convertible note purchase agreement with Geely HK and issued to Geely HK a convertible note in the aggregate principal amount of US$119,262,924.22 through a private placement. The note will mature on June 18, 2026 and bears an interest rate per annum equal to the SOFR on the issue date plus 3.35%, payable on the maturity date. Subject to the terms thereof, the note may be convertible into Ordinary Shares or ADSs at the option of Geely HK starting from the 30th trading day after the issue date. The initial conversion price equals the volume-weighted average of the last reported sale price of the ADSs over the 10 consecutive trading days immediately preceding the conversion date. Unless otherwise agreed upon by Geely HK, the note ranks senior to all other present and future unsecured and unsubordinated indebtedness of ours and our subsidiaries, subject to the requirements of applicable laws.
Effective June 30, 2025, Mr. Alexious Kuen Long Lee tendered his resignation from our board of directors and Jim Rowan was appointed as a director effective on the same day.
On July 28, 2025, we entered into a Master Credit Facility Framework Agreement with Geely Holding, pursuant to which Geely Holding agrees to provide (including through its affiliates) us and our affiliates with a non-revolving credit facility of up to RMB1,600,000,000, or the Geely Facility. The Geely Facility can be drawn by our affiliates in China from Geely Holding and its affiliates in China, which facility is referred to as the “Domestic Facility,” in RMB at a fixed interest rate of 6.0% per annum. Alternatively, we and our overseas affiliates can borrow from Geely Holding’s overseas affiliates in USD at a floating interest rate of SOFR plus 3.55% per annum. The term of the Master Credit Facility Framework Agreement commenced on July 28, 2025 and will continue until all loans disbursable under the Geely Facility are disbursed and repaid in full. The relevant parties will enter into a separate agreement for each loan to be disbursed under the Geely Facility and each such loan will have a term of no more than 364 days from the relevant drawdown date. We and our affiliates’ obligations under the Domestic Facility will be secured by a pledge over certain of our or our affiliates’ intellectual property rights. In the event of default, Geely Holding is entitled to require us to grant a right to an affiliate of Geely Holding to subscribe for our shares at market price covering the then outstanding loan amount, where the entirety of the proceeds received by us should be used to repay the outstanding loans.
On August 4, 2025, LTIL entered into a loan agreement with Lotus Cars Limited, pursuant to which LTIL agreed to make a loan to Lotus Cars Limited in a maximum amount of GBP 80,000,000. The repayment date of the loan is December 31, 2025 and the loan bears an interest rate of 8% per annum. Lotus Cars Limited shall repay the loan, together with all accrued interest accrued and any other amounts then due under the loan agreement, on the earlier of the repayment date or following a demand by LTIL.
Effective August 5, 2025, Mr. Anish Melwani tendered his resignation as an independent director of the Company.
Our Corporate History and Structure
Our Lotus BEV business, founded in 2018, was carried out by Wuhan Lotus Cars and the Lotus BEV business unit of Ningbo Geely Automobile Research & Development Co., Ltd., or Ningbo Geely R&D, incorporated in the People’s Republic of China, Lotus Tech UK incorporated in the U.K. and Lotus Tech Innovation Centre GmbH, or Lotus GmbH, incorporated in Germany. For the periods ended prior to the Restructuring, we also carried out the Lotus BEV business through the former VIE and its subsidiaries based in mainland China. However, we restructured our company beginning in 2023 such that we no longer have any VIE structure.
On August 9, 2021, LTC was incorporated as an exempted company with limited liability in the Cayman Islands.
Through a series of steps, including transferring the assets and employees in the Lotus BEV business unit of Ningbo Geely R&D into Wuhan Lotus Cars and transferring the equity of Wuhan Lotus Cars to the WFOE, the Company gained control over WFOE through Lotus HK on December 15, 2021. The equity interests of Lotus Tech UK and Lotus GmbH were transferred to us on December 29, 2021 and June 24, 2022, respectively.
On November 4, 2021, we entered into trademark licenses agreements with a related party, Group Lotus Limited, a wholly-owned subsidiary of Lotus Group International Limited, or LGIL, pursuant to which, we received the “Lotus” trademark licenses as long as we conduct the business in relation to lifestyle vehicles (excluding sports car). We issued 216,700,000 ordinary shares as consideration for such trademark. The above reorganization was completed on June 24, 2022.
On November 12, 2021, the former VIE and a third-party established Ningbo Robotics Co., Ltd. or Ningbo Robotics, in which the former VIE held 60% equity interest. In March 2022, the former VIE transferred its 60% legal equity interest of Ningbo Robotic to its then wholly-owned subsidiary, Ningbo Lotus Venture Capital Co., Ltd.

On March 15, 2022, LTC declared a 10-for-1 stock split in the form of a stock dividend and such stock dividend is distributed to all the shareholders of LTC in proportion to their respective shareholdings in LTC. Before the stock dividend, LTC had 216,700,000 ordinary shares and 2,407,778 Series Pre-A Preferred Shares issued and outstanding with a par value of US$0.00001 per share. After the stock dividend, LTC had 2,167,000,000 ordinary shares and 24,077,780 Series Pre-A Preferred Shares issued and outstanding.
Since early 2023, LTC has been implementing the Restructuring. As of the date of this prospectus supplement, LTC’s operations in mainland China are conducted by its mainland China subsidiaries and LTC does not have any VIE structure.
On February 22, 2024, LTC consummated the Business Combination with LCAA, pursuant to the Merger Agreement. LCAA was a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.
On February 23, 2024, our ADSs and Warrants were listed on The Nasdaq Global Select Market under the symbol “LOT” and “LOTWW,” respectively.
On June 30, 2025, Etika exercised its put option, requiring us to purchase 49% of the equity interests in Lotus Advance Technologies Sdn Bhd held by Etika pursuant to the Put Option Agreement dated January 31, 2023 between the parties. This follows Geely HK’s exercise, on April 14, 2025, of a similar put option granted to it by the Company. Lotus Advance Technologies Sdn Bhd is currently owned by Geely HK and Etika, and with Geely HK and Etika having exercised their put options, the Company is expected to acquire 100% of the equity interests of Lotus UK through non-cash transactions based on pre-agreed prices. Upon completion, the Company will gain control over Lotus Advance Technologies Sdn Bhd and consolidate its financial results. The strategic transaction will enable the Company to integrate all businesses and operations under the Lotus brand. Lotus Advance Technologies Sdn Bhd controls the manufacturing operations of Lotus’ sportscars and hyper cars, and Lotus Engineering which provides comprehensive consultancy services to many of the OEMs and Tier 1 suppliers around the world. The acquisition is expected to be completed by 2025, subject to potential regulatory approvals.
The following diagram illustrates our corporate structure, including our principal and other subsidiaries as of the date of this prospectus supplement:
Our Holding Company Structure
LTC is not an operating company but a Cayman Islands holding company. LTC conducts its operations through its subsidiaries in China and Europe, and for the periods ended prior to the Restructuring, also through the former VIE and its subsidiaries based in mainland China. Following the Restructuring, our operations in mainland China are currently conducted by our mainland China subsidiaries. The securities registered herein are securities of LTC, not those of its operating subsidiaries. Therefore, investors in LTC are not acquiring equity interest in any operating company but instead are acquiring interest in a Cayman Islands holding company.
LTC conducts its operations through its subsidiaries in China and Europe and its operations in mainland China are currently conducted by its mainland China subsidiaries. Prior to 2023, LTC relied on contractual arrangements among the WFOE, the former VIE and its nominee shareholders to direct the business operations of the former VIE and its subsidiaries. As a result, for the periods ended prior to the Restructuring, the former VIE’s financial results are consolidated in our consolidated and combined financial statements under the U.S. GAAP for accounting purposes.
In connection with the Restructuring, the WFOE, the former VIE, and nominee shareholders of the former VIE entered into the VIE Restructuring Agreements in early 2023, pursuant to which, (i) WFOE acquired 100% equity interest in Ningbo Lotus Venture Capital Co., Ltd. and Hangzhou Lotus Technology Service Co., Ltd., each being a subsidiary of the former VIE; (ii) except for the ICP license, all of the former VIE’s assets and liabilities, including its business contracts, intellectual properties and employees, were transferred to the WFOE or subsidiaries of the WFOE at nil consideration; and (iii) the VIE Agreements were terminated. As of the date of this prospectus supplement, our operations in mainland China are conducted by our mainland China subsidiaries and we do not have any VIE structure. We believe that the Restructuring did not and will not have any material impact on our operations and financial results.
Risks and Uncertainties Relating to Doing Business in China
We face various risks and uncertainties related to doing business in mainland China. Our business operations are primarily conducted in mainland China, and we are subject to complex and evolving laws and regulations in mainland China. For example, we face risks associated with regulatory approvals on offshore offerings, antimonopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments, or list on a U.S. stock exchange. These risks could result in a material adverse change in our operations and the value of our securities, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks related to doing business in China, please refer to risks disclosed under “Item 3. Key Information — D. Risks Relating to Doing Business in China” in our 2024 Form 20-F.
PRC government has significant authority in regulating our operations and may influence our operations. It may exert more oversight and control over offerings conducted overseas by, and/or foreign investment in, China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Failure to meet the PRC government’s complex regulatory requirements on and significant oversight over our business operation could result in a material adverse change in our operations and the value of our securities” in our 2024 Form 20-F.
Risks and uncertainties arising from the legal system of mainland China, including risks and uncertainties regarding the interpretation and enforcement of laws and quickly evolving rules and regulations in mainland China, could result in a material adverse change in our operations and the value of our securities. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may be adversely affected by the complexity, uncertainties and changes in regulations of mainland China on automotive as well as internet-related businesses and companies” in our 2024 Form 20-F.
The Holding Foreign Companies Accountable Act
Pursuant to the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the U.S. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we do not expect to be so identified following the filing of our 2024 Form 20-F. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and

Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the Securities and Exchange Commission, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business — The PCAOB had historically been unable to inspect our auditor in relation to their audit work” in our 2024 Form 20-F.
Permissions Required from the PRC Authorities for Our Operations
We conduct our business in mainland China primarily through our PRC subsidiaries. Our operations in mainland China are governed by laws and regulations of mainland China. As of the date of this prospectus supplement, our PRC subsidiaries have obtained all material licenses and permits necessary for business operations from the PRC government authorities.
If (i) we do not receive or maintain any required permissions or approvals, (ii) we inadvertently concluded that certain permissions or approvals have been acquired or are not required, or (iii) applicable laws, regulations or interpretations thereof change and we become subject to the requirement of additional permissions or approvals in the future, there is no assurance that we will be able to obtain such permissions or approvals in a timely manner, or at all, and such approvals may be rescinded even if obtained. Any such circumstance could subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our business, financial condition and results of operations may be materially and adversely affected. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may be adversely affected by the complexity, uncertainties and changes in regulations of mainland China on automotive as well as internet-related businesses and companies” in our 2024 Form 20-F.
In addition, the PRC government has recently sought to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. For more detailed information, see “Permission, Review and Filing Required from the Authorities in Mainland China Relating to this Offering” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The approval of and/or filing with CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in our 2024 Form 20-F.
Cash and Asset Flows through Our Organization
LTC is a holding company with no operations of its own. LTC currently conducts its operations through its subsidiaries in China and Europe. As a result, although other means are available for us to obtain financing at the holding company level, LTC’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by its subsidiaries. If any of its subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to LTC. In addition, its PRC subsidiaries are permitted to pay dividends to LTC only out of their accumulated after-tax-profits upon satisfaction of statutory conditions and procedures, if any, as determined in accordance with PRC accounting standards and regulations. Further, its PRC subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.
LTC’s board of directors has complete discretion on whether to distribute dividends subject to its memorandum and articles of association and certain restrictions under Cayman Islands law. In addition, LTC’s shareholders may, by ordinary resolution, declare dividends, but no dividend shall exceed the amount recommended by LTC’s board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or its share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. The decision to distribute dividends is based on several factors, including LTC’s financial performance, growth prospects, and liquidity requirements. To date, other than the 10-for-1 stock split in the form of a stock dividend declared on March 15, 2022, LTC has not declared or paid any dividend to its shareholders. We expect that LTC will retain most, if not all, of its available funds and any future earnings to fund the development and growth of its business. As a result, it is not expected that LTC will pay any cash dividends in the foreseeable future.
As a Cayman Islands exempted company and offshore holding company, LTC is permitted under laws and regulations of mainland China to provide funding to its wholly foreign-owned subsidiaries in mainland China only through loans or capital contributions, subject to the applicable governmental registration and approval requirements. In addition, LTC’s wholly foreign-owned subsidiaries in mainland China may provide RMB funding to their respective subsidiaries only through capital contributions and inter-company loans.
Under laws and regulations of mainland China, LTC’s PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to LTC. Remittance of dividends by a wholly foreign-owned enterprise out of mainland China is also subject to examination by the banks designated by State Administration of Foreign Exchange, or SAFE. The amounts restricted include the paid-in capital and the statutory reserve funds of its PRC subsidiaries. Furthermore, cash transfers from LTC’s PRC subsidiaries to entities outside of mainland China are subject to PRC governmental control on currency conversion. As a result, the funds in its PRC subsidiaries in mainland China may not be available to fund operations or for other use outside of mainland China due to interventions in, or the imposition of restrictions and limitations on, the ability of the holding company, or its subsidiaries by the PRC government on such currency conversion. For details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business,” “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business,” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Governmental control of currency conversion may limit our ability to utilize our revenues effectively” in our 2024 Form 20-F.
Under laws of mainland China, LTC may provide funding to its PRC subsidiaries only through capital contributions or loans, subject to satisfaction of applicable government registration that LTC is not able to make direct capital contribution.
We have established cash management policies to direct how funds are transferred among LTC and its subsidiaries to ensure the efficient and compliant handling of funds. These policies dictate that each cash transfer shall (i) go through approval processes, ensuring that only authorized personnel are involved in the transaction, (ii) be properly recorded, facilitating audits and financial reviews, and (iii) be in compliance with all applicable laws and regulations, including anti-money laundering (AML) and know-your-customer (KYC) requirements.
For the years ended December 31, 2024, 2023 and 2022, Lotus Technology Inc. provided loans with principal amount of US$94.6 million, US$231.6 million and US$5.9 million to its subsidiaries, and made capital contribution of US$915.6 million, US$302.3 million and US$94.7 million to its subsidiaries.
For the years ended December 31, 2024, 2023 and 2022, the WFOE provided loans with principal amount of US$659.6 million, US$316.7 million and US$49.6 million to its subsidiaries, and made capital contribution of US$48.0 million, US$22.3 million and US$137.2 million to its subsidiaries. For the years ended December 31, 2024, 2023 and 2022, the WFOE repaid loans borrowed from the other subsidiaries in the amounts of US$303.4 million, including US$132.8 million in cash and US$170.6 million by offsetting of claims and debts, US$71.8 million and nil, respectively.
For the years ended December 31, 2024, 2023 and 2022, the WFOE collected advances of nil, nil and US$10.6 million from the former VIE.
For the years ended December 31, 2024, 2023 and 2022, nil, US$1.7 million and US$3.3 million of service fees were paid by the former VIE and its subsidiaries to the subsidiaries of Lotus Technology Inc.

For the years ended December 31, 2024, 2023 and 2022, the other subsidiaries provided loans with principal amount of US$514.8 million, US$180.5 million and nil to the WFOE, repaid loans of US$65.3 million, US$186.1 million and nil to Lotus Technology Inc., repaid loans of US$335.6 million, US$150.9 million and nil to the WFOE, and made capital contribution of US$564.3 million, US$89.4 million and nil to the WFOE.
Permission, Review and Filing Required from the Authorities in Mainland China Relating to Overseas Offering
The PRC government has recently sought to exert more oversight and control and impose more restrictions on China-based companies raising capital offshore and such efforts may continue or intensify in the future. On July 6, 2021, PRC authorities promulgated the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, which emphasized the need to strengthen the supervision over overseas listings by mainland China-based companies. Effective measures, such as promoting the establishment of regulatory systems, are to be taken to deal with the risks and incidents of mainland China-based overseas-listed companies, cybersecurity and data privacy protection requirements and similar matters. The revised Measures for Cybersecurity Review issued by CAC and several other administrations on December 28, 2021 (which took effect on February 15, 2022) also requires that, in addition to critical information infrastructure operators purchasing network products or services that affect or may affect national security, any “online platform operator” carrying out data processing activities that affect or may affect national security should also be subject to a cybersecurity review, and any “online platform operator” possessing personal information of more than one million users must apply for a cybersecurity review before its listing overseas. In the event a member of the cybersecurity review working mechanism is of the opinion that any network product or service or any data processing activity affects or may affect national security, the Office of Cybersecurity Review shall report the same to the Central Cyberspace Affairs Commission for its approval under applicable procedures and then conduct cybersecurity review in accordance with the revised Measures for Cybersecurity Review. In addition, on September 24, 2024, the State Council of China published the Regulations on Network Data Security Administration, which became effective on January 1, 2025. These regulations provide that data processing operators engaging in network data processing activities that affect or may affect national security must be subject to network data security review by the relevant cyberspace administration of the PRC. “Network data processing activities” refers to the collection, retention, use, processing, transmission, provision, disclosure, deletion, and other activities of network data.
Further, according to the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, and five supporting guidelines, issued by CSRC on February 17, 2023 (we refer to the Overseas Listing Trial Measures and these guidelines collectively as the “Overseas Listing Filing Rules”), the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies published by CSRC on February 17, 2023, or the Notice on the Overseas Listing Filing, and the set of Q&A published on CSRC’s official website, Lotus Tech is required to complete the filing procedures with CSRC in connection with the Business Combination as required by the Overseas Listing Filing Rules prior to the listing of its securities on Nasdaq. Lotus Tech submitted a filing with CSRC with respect to the Business Combination, and on February 8, 2024, CSRC concluded the filing procedures and published the filing results on the CSRC website. According to the Overseas Listing Filing Rules, for an issuer which is already listed, it should make filing in accordance with the Overseas Listing Filing Rules if: (i) it issues additional convertible bonds, exchangeable bonds or preferred shares, (ii) it issues additional securities in the same overseas market, excluding securities issued for the purpose of implementing equity incentive, distribution of stock dividends, share split, etc., (iii) it issues additional securities in several offerings within its authorized scope; or (iv) it conducts a secondary listing or primary listing in any other overseas market. The reporting entity will also be required to report the occurrence of any of the following material events within three business days after the occurrence and announcement thereof to CSRC: (i) a change of control of the issuer; (ii) the investigation, sanction or other measures undertaken by any foreign securities regulatory agencies or competent authorities in respect of the issuer; (iii) change of the listing status or transfer of the listing board; and (iv) the voluntary or mandatory delisting of the issuer. In addition, the completion of any overseas follow-on offerings by an issuer in the same overseas market where it has completed its public offering and listing would necessitate a filing with CSRC within three business days thereafter.
As of the date of this prospectus supplement, Lotus Tech has not been involved in any investigations on cybersecurity review initiated by CAC and Lotus Tech has not received any official inquiry, notice, warning, or sanctions regarding cybersecurity and overseas listing from CAC, CSRC or any other PRC authorities, except for official inquiries and notices received from CSRC during the process of the CSRC filing made in connection with (i) the Business Combination, and (ii) the issuance of ADSs to Westwood under the Purchase Agreement entered into by the Company and Westwood on September 16, 2024. Based on the opinion of our mainland China legal counsel, Han Kun Law Offices, according to its interpretation of the currently in-effect mainland China laws and regulation, Lotus Tech believes that as of the date of this prospectus supplement, (i) it is required to make a CSRC filing after the completion of issuance of the first Note to the Note investor pursuant to the Securities Purchase Agreement, and (ii) this offering does not require the application or completion of any cybersecurity review from PRC governmental authorities, including CAC. However, given (i) the uncertainties with respect to the enactment, implementation, and interpretation of the Overseas Listing Filing Rules and laws and regulations relating to data security, privacy, and cybersecurity; and (ii) that the PRC government authorities have significant discretion in interpreting and implementing statutory provisions in general, it cannot be assured that PRC government authorities will not take a contrary position or adopt different interpretations, or that there will not be changes in the regulatory landscape. In other words, a cybersecurity review and the approval from or filing with CSRC, CAC, or other government authorities may be required in connection with this offering.
If (i) Lotus Tech does not receive or maintain any required permission, or fails to complete any required review or filing, (ii) Lotus Tech inadvertently conclude that such permission, review or filing is not required, or (iii) applicable laws, regulations, or interpretations change such that it becomes mandatory for Lotus Tech to obtain any permission, review or filing in the future, Lotus Tech may have to expend significant time and costs to comply with these requirements. If Lotus Tech is unable to do so, on commercially reasonable terms, in a timely manner or otherwise, it may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against it, and other forms of sanctions, and Lotus Tech’s ability to conduct its business, invest into China as foreign investments or accept foreign investments, complete this offering, or list on a U.S. or other overseas exchange may be restricted, and its business, reputation, financial condition, and results of operations may be materially and adversely affected. Further, Lotus Tech’s ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and the value of Lotus Tech’s securities may significantly decline. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may be adversely affected by the complexity, uncertainties and changes in regulations of mainland China on automotive as well as internet-related businesses and companies,” and “— The approval of and/or filing with CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in our 2024 Form 20-F.
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and we will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the first sale of our Ordinary Shares pursuant to an effective registration statement; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our common equity that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter.
As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Implications of Being a Foreign Private Issuer
We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and we file reports with the SEC under those requirements. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies.
Implications of Being a Controlled Company
As of the date of this prospectus supplement, Mr. Shufu Li indirectly owns more than 50% of the aggregate voting power of our total issued and outstanding share capital. As a result, we qualify as a “controlled company” within the meaning of Nasdaq’s corporate governance standards and have the option not to comply with certain requirements to which companies that are not controlled companies are subject, including the requirement that a majority of our board of directors shall consist of independent directors and the requirement that our nominating and corporate governance committee and compensation committee shall be composed entirely of independent directors. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Securities — As a company incorporated in the Cayman Islands and a “controlled company” within the meaning of the Nasdaq corporate governance rules, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards applicable to domestic U.S. companies or rely on exemptions that are available to a “controlled company”; these practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards” in our 2024 Form 20-F.
Our Corporate Information
LTC was incorporated as an exempted company in accordance with the laws and regulations of the Cayman Islands on August 9, 2021. The mailing address of our principal executive office is No. 800 Century Avenue, Pudong District, Shanghai, People’s Republic of China, and our phone number is +86 (027) 8499 0199. Our corporate website address is www.group-lotus.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus supplement.
Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.
Summary of Risk Factors
Investing in our securities involves significant risks. Below please find a summary of the principal risks we face, organized under headings. These risks are discussed more fully in “Risk Factors” and “Item 3. Key Information — D. Risk Factors” of the 2024 Form 20-F, which is incorporated into the accompanying prospectus by reference.
Risks Relating to Our Business and Industry
•
The automotive market is highly competitive, and we may not be successful in competing in this industry.

•
Our reliance on a variety of arrangements with Geely Holding, such as agreements related to research and development, procurement, manufacturing, engineering, and IT and human resource related supporting service, could subject us to risks.

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We may not succeed in continuing to maintain and strengthen our brand, and our brand and reputation could be harmed by negative publicity with respect to us, our directors, officers, employees, shareholders, peers, business partners, or our industry in general.

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We have a limited operating history and our ability to develop, manufacture, and deliver automobiles of high quality and appeal to customers, on schedule, and on a large scale is unproven and still evolving.

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We have not been profitable and had negative net cash flows from operations. If we do not effectively manage our cash and other liquid financial assets, execute our plan to increase profitability and obtain additional financing, we may not be able to continue as a going concern.

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Forecasts and projections of our operating and financial results relies in large part upon assumptions and analyses developed by our management. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from those forecasted or projected.

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We have received a limited number of orders for our vehicles, some of which may be cancelled by customers despite their deposit payment and online confirmation.

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We currently depend on revenues generated from a limited number of vehicle models.

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Heightened tensions in international trade and investment, especially between the United States and China, may adversely impact our business, financial condition, and results of operations.

Risks Relating to Doing Business in China
•
The PRC government has significant oversight over our business and authority to influence and intervene in our operations as the government deems appropriate to advance regulatory and societal goals and policy positions. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Failure to meet the PRC government’s complex regulatory requirements on and significant oversight over our business operation could result in a material adverse change in our operations and the value of our securities” in our 2024 Form 20-F.

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We may be adversely affected by the complexity, uncertainties and changes in regulations of mainland China on automotive as well as intemet-related businesses and companies.

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The approval of and/or filing with CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

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The PCAOB had historically been unable to inspect our auditor in relation to their audit work.

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Our securities may be prohibited from trading in the U.S. under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment.

•
Risks and uncertainties arising from the legal system of mainland China, including risks and uncertainties regarding the interpretation and enforcement of laws and quickly evolving rules and regulations in mainland China, could result in a material adverse change in our operations and the value of its securities. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the legal system and changes in laws and regulations in mainland China could adversely affect us” in our 2024 Form 20-F.

•
We are subject to laws and regulations of mainland China restricting capital flows which may affect our liquidity. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” and “— Regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in our 2024 Form 20-F.
Risks Relating to Intellectual Property and Legal Proceedings
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We may need to defend ourselves against intellectual property right infringement, misappropriation, or other claims, which may be time-consuming and would cause us to incur substantial costs.

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We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

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As our patents may expire and may not be extended, our patent applications may not be granted, and our patent rights may be contested, circumvented, invalidated, or limited in scope, our patent rights may not protect us effectively. In particular, we may not be able to prevent others from developing or exploiting competing technologies, which could materially and adversely affect our business, financial condition, and results of operations.

Risks Relating to Our Securities
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If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about us, the price for our ADSs and the trading volume could decline significantly.

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Resales of our securities by our securityholders may cause the market price of our securities to drop significantly, even if our business is doing well.

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The trading prices of our ADSs and Warrants may be volatile and a market for our ADSs may not develop, which would adversely affect the liquidity and price of our ADSs.

Risks Related to this Offering
•
Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our obligations under the Notes.

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The Notes are exclusively our obligations and our operations are conducted through, and a substantial portion of our consolidated assets are held by, our subsidiaries.

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There is no existing trading market for the Notes.

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The holders of the Notes will not be entitled to any rights with respect to the Ordinary Shares but will be subject to all changes made with respect to the Ordinary Shares.

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The sale or availability for sale of ADSs issuable upon conversion of the Notes may depress the price of our ADSs and encourage short sales by third parties, which could further depress the price of our ADSs.

THE OFFERING
The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.
Securities offered
Convertible Notes (the “Notes”) in the principal amount of $10,000,000 convertible into Ordinary Shares, in the form of ADSs.
$850,000 of Ordinary Shares Issuable in the form of American Depositary Shares in lieu of Cash for Interest on the Notes.
Descriptions of the Notes
Maturity
August 19, 2027
Interest
The Notes will bear interest at a rate equal to the sum of (A) SOFR and (B) 6.75% per annum. Upon the occurrence and during the continuance of an event of default, the interest rate on the Notes will increase to 14.0% per annum.
Conversion
Conversion at Option of
Holder
Each holder of Notes may convert all, or any part, of the outstanding principal of the Notes, together with accrued and unpaid interest, and any late charges thereon, at any time, at such holder’s option, into Conversion Shares represented by Conversion ADSs at a conversion price that is initially set at $2.19 per ADS (or $2.19 per Ordinary Share) (subject to adjustment including for anti-dilution events and proportional adjustment upon the occurrence of any share split or subdivision, share dividend, share consolidation or combination and/or similar transactions, recapitalization or similar event, and we refer to such conversion price as adjusted as the “Conversion Price”).
Alternate Conversion at Option of Holder
Each holder of Notes may also convert all, or any part, of the outstanding principal of the Notes, together with accrued and unpaid interest, and any late charges thereon (subject to an additional 25% premium if an event of default then exists), into Conversion Shares represented by Conversion ADSs at the “Alternate Conversion Price” at such holder’s option in any of the following scenarios: (i) (x) certain trading volume is achieved, and (y) no such alternate conversion was made in the immediately preceding three consecutive trading days, or (ii) in connection with an event of default.
The “Alternate Conversion Price” is calculated as follows:
•
the lower of:

•
the Conversion Price then in effect; and

•
either:

•
if no event of default then exists, the greater of:

•
the floor price of 0.41 (as may be adjusted pursuant to the terms of the Notes, the “Floor Price”); and

•
Market Price; or

•
if an event of default then exists, the greater of:

•
the Floor Price; and

•
80% of the Market Price.

For the purposes of the above calculation, “Market Price” is defined as the lower of:
•
the Conversion Price then in effect; and

•
the greater of:

•
the Floor Price; and

•
the lower of:

•
99% of the lowest daily volume weighted average price of the ADSs during the seven consecutive trading day period ending and including such date of such conversion; and

•
the lowest trading price of the ADSs traded on such date.

Periodic Adjustment of Conversion Price
On each three-month anniversary of the date of issuance of the Notes, the Conversion Price will be automatically set to the lower of (i) $2.19 per ADS $2.19 per Ordinary Share, and (ii) the Market Price as of such adjustment date immediately after the close of the Principal Market on such adjustment date.
Adjustment of Floor Price
The Floor Price is automatically adjusted on each six month anniversary of the date of issuance of the Notes to the lower of (i) the Floor Price then in effect and (ii) 20% of the lower of (x) the closing price of the ADSs of the Principal Market as of the trading day ended immediately prior to such applicable six month anniversary date and (y) the quotient of (I) the sum of each the closing price of the ADSs of the Principal Market on each trading day of the five (5) trading day period ended on, and including, the trading day ended immediately prior to such applicable six month anniversary date, divided by (II) five (5).
Subject to the rules and regulations of the Nasdaq Global Market, we have the right, at any time, with the written consent of the holders, to lower the Floor Price to any amount and for any period of time deemed appropriate by our board of directors.
Beneficial Ownership
Limitation
Conversions and issuance of Conversion Shares represented by Conversion ADSs pursuant to the Notes are prohibited if such conversion or issuance would cause the applicable holder (together with its affiliates) to beneficially own in excess of 9.99% of the outstanding Conversion Shares represented by Conversion ADSs.
Redemption Rights
Change of Control Redemption Right
In connection with the delisting of the securities of the Company, each holder may require us to redeem in cash all, or any portion, of the Notes at a 25% redemption premium to the face value of the Notes to be redeemed.

Equity Line Mandatory Redemption Right
In connection with certain equity line transactions, we are required to redeem in cash a portion of the Notes, using 50% of the net proceeds of such transaction.
Company Redemption Right
At any time, we have the right to redeem in cash all, but not less than all, the amount then outstanding under the Notes at a 20% premium to the face value of the Notes.
Event of Default Mandatory Redemption
Upon any event of default, we shall immediately redeem in cash all amounts due under the Notes at the greater of (i) a 25% premium to the face value of the Notes to be redeemed, and (ii) with respect to certain events of default, the share failure redemption value of the Notes to be redeemed.
Bankruptcy Event of Default Mandatory Redemption
If any bankruptcy event of default occurs, we shall immediately redeem in cash all amounts due under the Notes at a 25% premium, unless the holder waives such right to receive such payment.
Use of proceeds
We expect to use the net proceeds from this offering for research and development and general corporate purposes. See “Use of Proceeds” in this prospectus supplement.
Additional Closings:
Upon our filing of one or more additional prospectus supplements, and our satisfaction of certain other conditions, either we or an investor may elect to consummate additional closings of up to US $290 million in aggregate principal amount Additional Notes pursuant to the Securities Purchase Agreement. However, we are not registering pursuant to this prospectus supplement the issuance of any such Additional Notes (or Ordinary Shares in the form of ADSs issuable upon conversion of or otherwise of under the Additional Notes, or issuable as in-kind payment for the interest payable on the Additional Notes) that may be issued, from time to time, at such additional closings under the Securities Purchase Agreement.
Listing
The ADSs are listed on the Nasdaq Global Market under the symbol “LOT.”

RISK FACTORS
Investing in our securities involves a high degree of risk. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.
Please see “Where You Can Find More Information About Us” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into the accompanying prospectus by reference.
Risks Relating to this Offering
Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our obligations under the Notes.
Our ability to make payments of principal or to pay interest on or to refinance the Notes depends on our future performance, which is subject to economic, financial, competitive and other factors, some of which are beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to satisfy our obligations under the Notes. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as reducing or delaying investments or capital expenditures, selling assets, refinancing or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance the Notes will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on the Notes.
The Notes are exclusively our obligations and our operations are conducted through, and a substantial portion of our consolidated assets are held by, our subsidiaries.
The Notes are exclusively our obligations and are not guaranteed by any of our operating subsidiaries. A substantial portion of our consolidated assets is held by, and a substantial portion of our business is conducted through, our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans, service fees or otherwise, to pay amounts due on our obligations, including the Notes.
The Notes are effectively subordinated to our secured debt and structurally subordinated to any liabilities of our subsidiaries and consolidated affiliated entities.
The Notes will rank junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Notes only after all such secured debt has been repaid in full from such assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.
There is no existing trading market for the Notes.
There is no existing trading market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange or to arrange for quotation on any interdealer quotation system. It is unlikely that an active trading market will develop for the Notes. Unless an active trading market develops, you may not be able to sell the Notes at a particular time or at a favorable price.
The holders of the Notes will not be entitled to any rights with respect to the Ordinary Shares but will be subject to all changes made with respect to the Ordinary Shares.
Subject to limited contractual rights, the holders of the Notes will not be entitled to any rights with respect to the Ordinary Shares until the Notes are converted, but will be subject to all changes affecting the Ordinary Shares. For example, if an amendment is proposed to our memorandum and articles of association requiring shareholder approval and the record date for determining the shareholder of record entitled to vote on the amendment occurs prior to the relevant holder acquiring the Ordinary Shares as a result of conversion of such holder’s Note, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of the Ordinary Shares.
The sale or availability for sale of ADSs issuable upon conversion of the Notes may depress the price of our ADSs and encourage short sales by third parties, which could further depress the price of our ADSs.
To the extent that one or more investors in the Notes sell ADSs issued upon conversion of the Notes, the market price of the ADSs may decrease due to the additional selling pressure in the market. In addition, the risk of dilution from issuances of ADSs may cause our securityholders to sell their ADSs, which could further contribute to any decline in the price of the ADSs. Any downward pressure on the price of the ADSs caused by the sale or potential sale of such ADSs could encourage short sales by third parties. Such sales could place downward pressure on the price of the ADSs by increasing the number of ADSs being sold, which could further contribute to any decline in the market price of the ADSs.
Covenants in the Securities Purchase Agreement may restrict our financial and operational flexibility.
The Securities Purchase Agreement governing the Notes imposes various covenants that could limit our ability to operate our business and pursue strategic opportunities. These covenants may include, but are not limited to, restrictions on our ability to, among others, incur additional debt or issue certain securities, pay dividends or make other distributions to shareholders, enter into mergers, acquisitions, or asset sales. We are also required to comply with certain financial covenants to maintain certain financial ratios. If we fail to comply with these covenants, we could be deemed in default, which may result in redemption obligations, acceleration of repayment obligations, increased interest rates, and other penalties. Even if we are not in default, these restrictions could limit our financial and operational flexibility and hinder our ability to respond to changing market conditions or invest in initiatives or opportunities that may be in the best interests of our business. Further, complying with these covenants may require us to prioritize short-term financial metrics over long-term growth strategies and to divert management’s attention and resources away from other strategic priorities. Additionally, economic downturns, unexpected expenses, or underperformance relative to projections could make it more difficult to satisfy these requirements, increasing liquidity risks and potentially harming our financial stability.
If you purchase Notes in this offering, you may experience future dilution as a result of future equity offerings, convertible debt offerings or other equity issuances.
In order to raise additional capital, we may in the future offer and issue additional Ordinary Shares, ADSs or other securities convertible into or exchangeable for the Ordinary Shares. We cannot assure you that we will be able to sell shares, ADSs or other securities in any offering at a price per share that is equal to or greater than the price per share paid by investors in previous offerings, and investors purchasing shares, ADSs or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Ordinary Shares, ADSs or other securities convertible into or exchangeable for the Ordinary Shares in future transactions may be higher or lower than the price per share in previous offerings. Further, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. In addition, the exercise of outstanding share options, warrants, convertible securities or the settlement of outstanding restricted share units, or the issuance of Ordinary Shares upon conversion of the Notes, would result in further dilution of your investment. The issuance of such additional Ordinary Shares (including pursuant to the exercise of outstanding shares options or warrants or the conversion of Notes and other convertible securities), or securities convertible into or exchangeable or exercisable for Ordinary Shares, may result in downward pressure on the price of the ADSs.
Provisions in the Notes may deter or prevent a business combination that may be favorable to you.
Under the terms of the Notes we are prohibited from engaging in certain mergers or acquisitions unless, among other things, the surviving entity in certain circumstances assumes our obligations under the Notes. In addition, the terms of the Notes require us to offer to purchase the Notes for cash in the event of a change of control. A non-stock takeover of our company may trigger the requirement that we purchase the Notes. These and other provisions could prevent or deter a third party from acquiring us, even where the acquisition could be beneficial to you.

You may be subject to tax if we adjust, or fail to adjust, the conversion rate of the notes, even though you will not receive a corresponding distribution of cash or other property.
The conversion rate of the Notes is subject to adjustment in certain circumstances. If, as a result of an adjustment to the conversion rate of the Notes, your proportionate interest in our assets or earnings and profits is increased, you may be deemed to have received for U.S. federal income tax purposes a distribution that is subject to tax as a dividend even though you have not received a corresponding distribution of cash or other property. Similarly, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. You should consult your tax advisor with respect to the U.S. federal income tax consequences resulting from an adjustment to the conversion rate of the Notes. See “U.S. Federal Income Tax Considerations.”

USE OF PROCEEDS
We estimate that our net proceeds from this offering will be approximately US$9,000,000 million, after deducting estimated offering expenses of US$1,000,000 payable by us.
We expect to use the net proceeds from this offering for research and development and other general corporate purposes.

DIVIDEND POLICY
We have not declared or paid cash dividends or made any distributions as of the date of this prospectus supplement other than the 10-for-1 stock split in the form of a stock dividend declared on March 15, 2022. We do not intend to declare dividends or make distributions in the near future. Any determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.
As a holding company, we may rely on dividends from our subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of our subsidiaries to pay dividends or make distributions to us may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. Restrictions on the ability of our mainland China subsidiaries to pay dividends to an offshore entity primarily include: (i) the mainland China subsidiaries may pay dividends only out of their accumulated after — tax profits upon satisfaction of applicable statutory conditions and procedures, if any, determined in accordance with accounting standards and regulations in mainland China; (ii) each of the mainland China subsidiaries is required to set aside at least 10% of its after — tax profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital; (iii) the mainland China subsidiaries are required to complete certain procedural requirements related to foreign exchange control in order to make dividend payments in foreign currencies; and (iv) a withholding tax, at the rate of 10% or lower, is payable by the mainland China subsidiary upon dividend remittance. Under Cayman Islands Law, while there are no exchange control regulations or currency restrictions, we are also subject to certain restrictions under Cayman Islands law on dividend distribution to its shareholders, namely that it may only pay dividends out of profits or share premium account, and provided always that in no circumstances may a dividend be paid if this would result in us being unable to pay our debts as they fall due in the ordinary course of business immediately following the date on which the dividend is paid.

CAPITALIZATION
The following table sets forth our capitalization as of March 31, 2025:
•
on an actual basis; and

•
on a pro forma basis to give effect to the issuance and sale by us of US$10,000,000 aggregate principal amount of the notes at an issue price of US$10,000,000 pursuant to this prospectus supplement and the accompanying prospectus.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the related notes, and other information and documents included in this prospectus supplement or incorporated by reference into the accompanying prospectus.
	As of March 31, 2025
	Actual	Pro Forma
	US$	US$
	(in thousands)
Cash	122,581	132,581
Restricted cash	406,441	406,441
Total shareholder’s deficit	(1,041,211)	(1,041,211)
Debt
Short-term borrowings – third parties	675,818	675,818
Short-term borrowings – related parties	314,446	314,446
Share buyback forward liabilities	122,771	122,771
Convertible notes – current	116,089	116,089
Put option liabilities – current	377,853	377,853
Warrant liabilities – non-current	1,974	1,974
Convertible notes – non-current	69,997	79,997
Exchangeable notes – non-current	114,776	114,776

DESCRIPTION OF THE NOTES
We are offering $10,000,000 aggregate principal amount of our convertible notes, which we refer to herein as the “Notes”, which Notes shall be convertible into our Ordinary Shares (which we refer to as, “Conversion Shares”) in the form of ADSs (which we refer to as “Conversion ADSs”). The Notes are being sold pursuant to this prospectus supplement and the Indenture (as defined below), and in accordance the terms of a securities purchase agreement dated as of August 19, 2025 between us and each purchaser in connection with this offering, or the Securities Purchase Agreement. This prospectus supplement also covers the Conversion Shares issuable upon conversion of the Note and in lieu of cash for interest on the Notes, in each case as represented by Conversion ADSs.
The following is a description of the material terms of the Notes and the Indenture. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the Indenture, including the definitions of certain terms used therein. We urge you to read these documents and the Securities Purchase Agreement because they, and not this description, define your rights as a holder of the Notes. You may request copies of the Notes, the Indenture and the Securities Purchase Agreement as set forth under the caption “Where You Can Find More Information.”
General
The Notes are being issued pursuant to the First Supplemental Indenture, dated as of August 19, 2025, between us and U.S. Bank Trust Company, National Association, as trustee, or the Trustee. The First Supplemental Indenture supplements the indenture entered into between us and the Trustee, dated as of August 19, 2025, or the Base Indenture. We refer to the Base Indenture, as supplemented by the First Supplemental Indenture, as the “Indenture.” The Indenture has been qualified under the Trust Indenture Act of 1939, and the terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes will be issued in certificated form and not as global securities.
Maturity Date
Unless earlier converted, or redeemed, the Notes will mature on the two-year anniversary of the issuance date, which we refer to herein as the “Maturity Date”, subject to the right of the investors to extend the date:
(i)   if an event of default under the Notes has occurred and is continuing (or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Notes); and/or
(ii)   for a period of 20 business days after the consummation of a fundamental transaction if certain events occur.
We are required to pay, on the Maturity Date, all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges on such principal and interest, if any.
Interest
The Notes will bear interest at a rate equal to the sum of (A) SOFR and (B) 6.75% per annum (with 4.25% per annum, subject to the satisfaction of certain equity conditions, eligible to be satisfied, at our option, either in cash or in ADSs). Interest is payable in arrears on the first calendar day of each calendar quarter, beginning October 1, 2025.
The interest rate of the Notes will automatically increase to 14.0% per annum, or the Default Rate, upon the occurrence and continuance of an event of default (See “— Events of Default” below).
Late Charges
We are required to pay a late charge of 14.0% on any amount of principal or other amounts that are not paid when due.

Conversion
Conversions at Option of Holder
Each holder of Notes may convert all, or any part, of the outstanding principal of the Notes, together with accrued and unpaid interest, and any late charges thereon, at any time, at such holder’s option, into Conversion Shares represented by Conversion ADSs at a conversion price that is initially set at $2.19 per ADS (or $2.19 per Ordinary Share) (subject to adjustment including for anti-dilution events and proportional adjustment upon the occurrence of any share split or subdivision, share dividend, share consolidation or combination and/or similar transactions, recapitalization or similar event, and we refer to such conversion price as adjusted as the “Conversion Price”).
Alternate Conversion at Option of Holder
Each holder of Notes may also convert all, or any part, of the outstanding principal of the Notes, together with accrued and unpaid interest, and any late charges thereon (subject to an additional 25% premium if an event of default then exists), into Conversion Shares represented by Conversion ADSs at the “Alternate Conversion Price” at such holder’s option in any of the following scenarios: (i) (x) certain trading volume is achieved, and (y) no such alternate conversion was made in the immediately preceding three consecutive trading days, or (ii) in connection with an event of default.
The “Alternate Conversion Price” is calculated as the lower of:
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the Conversion Price then in effect; and

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either:

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if no event of default then exists, the greater of:

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the floor price of 0.41 (the “Floor Price”); and

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Market Price; or

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if an event of default then exists, the greater of:

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the Floor Price; and

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80% of the Market Price.

For the purposes of the above calculation, “Market Price” is defined as the lower of:
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the Conversion Price then in effect; and

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the greater of:

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the Floor Price; and

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the lower of:

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99% of the lowest daily volume weighted average price of the ADSs during the seven consecutive trading day period ending and including such date of such conversion; and

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the lowest trading price of the ADSs traded on such date.

Periodic Adjustment of Conversion Price
On each three-month anniversary of the date of issuance of the Notes, the Conversion Price will be automatically set to the lower of (i) $2.19 per ADS ($2.19 per Ordinary Share, and (ii) the Market Price as of such adjustment date immediately after the close of the Principal Market on such adjustment date.
Adjustment of Floor Price
The Floor Price is automatically adjusted on each six month anniversary of the date of issuance of the Notes to the lower of (i) the Floor Price then in effect and (ii) 20% of the lower of (x) the closing price of the ADSs of the Principal Market as of the trading day ended immediately prior to such applicable six month anniversary date and (y) the quotient of (I) the sum of each the closing price of the ADSs of the Principal Market on each trading day of the five (5) trading day period ended on, and including, the trading day ended immediately prior to such applicable six month anniversary date, divided by (II) five (5).
Subject to the rules and regulations of the Nasdaq Global Market, we have the right, at any time, with the written consent of the holders, to lower the Floor Price to any amount and for any period of time deemed appropriate by our board of directors.
Beneficial Ownership Limitation
Conversions and issuance of Conversion Shares represented by Conversion ADSs pursuant to the Notes are prohibited if such conversion or issuance would cause the applicable holder (together with its affiliates) to beneficially own in excess of 9.99% of the outstanding Conversion Shares represented by Conversion ADSs.
Events of Default
The Notes contain standard and customary events of default including but not limited: (i) the suspension from trading or the failure to list our ADSs within certain time periods; (ii) failure to make payments when due under the Notes; and (iii) bankruptcy or insolvency of the Company.
Event of Default Mandatory Redemption
If an event of default occurs, each holder may require us to redeem all or any portion of the Notes (including all accrued and unpaid interest and late charges thereon), in cash, at the greater of (i) a 25% premium to the face value of the Notes to be redeemed, and (ii) with respect to certain events of default, the share failure redemption value of the Notes to be redeemed.
The share failure redemption value of the Conversion Shares represented by the quotient of (A) Conversion ADSs underlying the Notes is calculated using the greatest closing sale price of our ADSs on any trading day immediately preceding such event of default and the date we make the entire payment required, divided by (B) the Alternate Conversion Price.
Bankruptcy Event of Default Mandatory Redemption
If any bankruptcy event of default occurs, we shall immediately redeem in cash all amounts due under the Notes at a 25% premium, unless the holder waives such right to receive such payment.
Fundamental Transactions
The Notes prohibit us from entering into specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless we (or our successor) is a public company that assumes in writing all of our obligations under the Notes.
Change of Control Redemption Right
In connection with the delisting of the securities of the Company, each holder may require us to redeem in cash all, or any portion, of the Notes at a 25% redemption premium to the face value of the Notes to be redeemed.
Equity Line Mandatory Redemption Right
In connection with certain equity line transactions, we are required to redeem in cash a portion of the Notes, using 50% of the net proceeds of such transaction.
Covenants
The Notes contain a variety of obligations on our part not to engage in specified activities, which are typical for transactions of this type, as well as the following covenants:
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at any time any Notes remain outstanding, we will not issue any indebtedness senior to the Notes;

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we and our subsidiaries will not, directly or indirectly, declare or pay any cash dividend for a limited period without the written consent of the holder;

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we and certain of our subsidiaries will not (directly or indirectly) engage in a material line of business substantially different from those lines of business conducted or contemplated to be conducted as of the date of the issuance of the Notes;

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we and our subsidiaries will take all action necessary or advisable to maintain all of our intellectual property rights that are necessary or material to the conduct of our business in full force and effect;

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we and certain of our subsidiaries will maintain insurance with in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is in accordance with sound business practice by similarly situated companies;

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we and our subsidiaries will not, (directly or indirectly), enter into, renew, extend or be a party to, any transaction or series of related transactions with any affiliate, subject to certain exceptions;

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we will not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by this offering and the Securities Purchase Agreement) or (ii) issue any other securities that would cause a breach or default under the Notes;

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we and certain of our subsidiaries will pay when due all taxes, fees or other charges of any nature whatsoever now or hereafter imposed or assessed us, subject to certain exceptions;

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we will abide by certain financial covenants and if any subsequent financing document (subject to certain exceptions) we enter into contain financial covenants or similar provision that are more favorable, those provisions would automatically the financial covenants of the Notes for the benefit of the holder; and

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at the request of the holder, we will hire an independent, reputable investment bank to investigate whether any breach of the Notes has occurred if an event constituting an event of default has occurred and is continuing or any holder reasonably believes that an event constituting an event of default has occurred or is continuing.

Changes to the Notes
Each Note may not be changed or amended without the prior written consent of the holder of such Note.
Governing Law
The Notes will be governed by, and construed in accordance with, the laws of New York without regard to its conflicts of law principles.
Description of Ordinary Shares and ADSs
A description of our Ordinary Shares and ADSs is included in the accompanying prospectus under the captions “Description of Share Capital” and “Description of American Depositary Shares.”
Additional Provisions of First Supplemental Indenture
No Global Securities
Under the First Supplemental Indenture, none of the Notes shall be represented by global securities.
Amendments to First Supplemental Indenture and Notes
The First Supplemental Indenture may be amended by the written consent of the Company and the Required Holders (as defined in the Securities Purchase Agreement), provided that no amendment shall adversely impact the rights, duties, immunities or liabilities of the Trustee. Additionally, no provision of the First Supplemental Indenture may be waived other than in writing signed by the party against whom enforcement is sought.

Excluded Provisions of the Base Indenture
We have elected, through the Supplemental Indenture, that none of the following provisions of the Base Indenture shall be applicable to the Notes and any analogous provisions (including definitions related thereto) of the Supplemental Indenture shall govern:
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Definition of “Business Day” in Section 1.01

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Definition of “Custodian” in Sections 1.01

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Definition of “Event of Default” in Sections 1.01 or 6.01

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Definition of “Person” in Section 1.01

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Definition of “Subsidiary” in Section 1.01

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Section 2.03 (Denominations; Provisions for Payment)

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Section 2.05 (Registration of Transfer and Exchange)

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Section 2.06 (Temporary Securities)

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Section 2.07 (Mutilated, Destroyed, Lost or Stolen Securities)

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Last sentence of Section 4.02 (Maintenance of Office or Agency)

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Section 2.10 (Authenticating Agent)

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Section 2.11 (Global Securities)

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Article 3 (Redemption)

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Section 4.03 (Paying Agents)

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Article 6 (Remedies of the Trustee and Securityholders on Event of Default)

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Section 9.01 (Without Consent of Holders)

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Article 10 (Successor Entity)

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Article 11 (Satisfaction and Discharge)

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Article 12 (Immunity of Incorporators, Shareholders, Officers and Directors)

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Section 13.05 Governing Law; Jury Trial Waiver

Information Concerning the Trustee
We have appointed U.S. Bank Trust Company, National Association, as the trustee under the Indenture. The sole duty of the trustee is to function as the registrar for the Notes. We will function as payment agent under the Notes. From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the Indenture or its affiliates in the ordinary course of business. The Indenture provides that if and when the trustee becomes our creditor (or any other obligor under the Notes), the trustee shall be subject to the provisions of the Trust Indenture Act regarding collection of claims against us (or any obligor).

PLAN OF DISTRIBUTION
We entered into the Securities Purchase Agreement directly with institutional investors who have agreed to purchase the Notes. We will only sell such securities to investors who have entered into the Securities Purchase Agreement. The form of securities purchase agreement is included as an exhibit to a Current Report on Form 6-K that we filed with the SEC on August 19, 2025 and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.
We currently anticipate that the closing of the sale of the Notes will take place on or about August 19, 2025, subject to satisfaction of certain conditions. We estimate that the net proceeds from the sale of the Notes offered under this prospectus supplement will be approximately $9,000,000, after deducting estimated offering expenses payable by us. Our obligation to issue Ordinary Shares and ADSs upon conversion of the Notes to the noteholders is subject to the terms and conditions set forth in the Notes and the Securities Purchase Agreement, including restrictions on our ability to issue any other securities at any time any Notes remain outstanding.
We do not intend to apply to list the Notes on any securities exchange or for quotation on any inter-dealer quotation system.
The ADSs are listed on Nasdaq, under the trading symbol “LOT.”

TAXATION
The following summary of the material tax consequences of an investment in the Ordinary Shares and ADSs is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares and ADSs, such as the tax consequences under state, local and other tax laws.
Cayman Islands Tax Considerations
Payments of dividends and capital in respect of Securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of the Securities, as the case may be, nor will gains derived from the disposal of the Securities be subject to Cayman Islands income or corporation tax.
No stamp duty is payable in respect of the issue of Securities or on an instrument of transfer in respect of Securities, unless the instruments are executed in, or after execution brought within, the jurisdiction of the Cayman Islands.
The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to holders of our ADSs or ordinary shares levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.
People’s Republic of China Taxation
Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, production, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in mainland China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in mainland China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of the enterprise’s voting board members or senior executives habitually reside in the PRC.
We believe that Lotus Technology Inc. is not a PRC resident enterprise for PRC tax purposes. Lotus Technology Inc. is a company incorporated outside of the PRC. Lotus Technology Inc. is not controlled by a PRC enterprise or PRC enterprise group, and we do not believe that Lotus Technology Inc. meets all of the conditions above. For the same reasons, we believe our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us.
If the PRC tax authorities determine that Lotus Technology Inc. is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ADSs, if such dividends are treated as sourced from within the PRC. In addition, non-resident enterprise shareholders (including the ADS holders) may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ADSs or ordinary shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders (including the ADS holders) would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20%. Any PRC tax imposed on dividends or gains may be subject to a reduction or exemption if such reduction or exemption is available under an applicable tax treaty. It is also unclear whether non-PRC shareholders of Lotus Technology Inc. would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that Lotus Technology Inc. is treated as a PRC resident enterprise.
Provided that our Cayman Islands holding company, Lotus Technology Inc., is not deemed to be a PRC resident enterprise, holders of the ADSs and Ordinary Shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our ordinary shares or ADSs. However, under SAT Bulletin 7 and SAT Bulletin 37, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests in an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Bulletin 7 and SAT Bulletin 37, and we may be required to expend valuable resources to comply with SAT Bulletin 7 and SAT Bulletin 37, or to establish that we should not be taxed under these bulletins.
U.S. Federal Income Tax Considerations
General
The following is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of Notes by U.S. Holders (as defined below). This summary addresses only U.S. Holders that hold Notes as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, or the Code (generally, property held for investment) and assumes that any distributions made by us on the ADSs into which Notes may be converted and any consideration received by us on the sale or other taxable disposition of such ADSs or Notes will be in U.S. dollars. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances, or to holders subject to special treatment under the U.S. tax laws, such as:
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banks, financial institutions or financial services entities;

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broker-dealers;

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taxpayers that are subject to the mark-to-market accounting rules;

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tax-exempt entities;

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S-corporations, partnerships and other pass-through entities or arrangements;

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governments or agencies or instrumentalities thereof;

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insurance companies;

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pension plans;

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regulated investment companies;

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real estate investment trusts;

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expatriates or former long-term residents of the United States;

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persons that actually or constructively own five percent or more of our shares by vote or value;

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persons subject to any alternative minimum tax or the base erosion and anti-abuse tax;

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persons that hold Notes or ADSs as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

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U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

This discussion is based upon the Code, the Treasury regulations promulgated thereunder, administrative and judicial interpretations thereof and the income tax treaty between the United States and the People’s Republic of China (the “Treaty”), all as of the date hereof. All of the foregoing is subject to change or differing interpretations, possibly on a retroactive basis, which could affect the tax considerations described herein. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws. There can be no assurance that the Internal Revenue Service, or the IRS, will not take, or that a court would not sustain, a position contrary to the U.S. federal income tax considerations discussed below.
This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold Notes or ADSs through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of Notes or ADSs, the U.S. federal income tax treatment of the partnership or a partner in the partnership will generally depend on the status of the partner and the activities of the partner and the partnership. Partnerships or partners of a partnership holding Notes or ADSs should consult their tax advisors regarding the U.S. federal income tax consequences of owning and disposing of Notes or ADSs in light of their particular circumstances.
Moreover, it is expected, and this discussion assumes, that the notes will be issued with less than a statutorily defined de minimis amount of original issue discount.
THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF NOTES OR ADSs ISSUABLE UPON THE CONVERSION OF NOTES. HOLDERS OF NOTES OR ADSs SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF NOTES OR ADSs, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.
As used herein, the term “U.S. Holder” means a beneficial owner of Notes or ADSs that is for U.S. federal income tax purposes:
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a citizen or individual resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) the trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.

Ownership and Disposition of Notes
Payments of Interest on the Notes
Interest on the Notes will be includible in a U.S. Holder’s gross income as ordinary income at the time such interest is paid or accrued, in accordance with such holder’s usual method of accounting for U.S. federal income tax purposes, and will generally include amounts withheld in respect of any non-U.S. taxes in respect of the Notes.

Interest on the Notes will generally be treated as foreign source income for U.S. federal income tax purposes and constitute passive income for U.S. foreign tax credit purposes. The rules governing the foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit in light of their particular circumstances.
Sale, Exchange, Redemption, Retirement, or other Taxable Disposition of Notes
A U.S. Holder will generally recognize gain or loss upon the sale, exchange, repurchase, retirement or other taxable disposition of a Note, including a conversion of the Note solely into cash, equal to the difference between the amount realized upon the sale, exchange, or other taxable disposition (less any amount attributable to accrued but unpaid interest (discussed below)) and such U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note will generally be its cost for that Note plus any amount included in income as a result of an adjustment to the conversion rate of the notes (see “— Constructive Distributions” below). Any such gain or loss will generally be long-term capital gain or loss if the U.S. Holder’s holding period in the Note exceeds one year at the time of such sale, exchange, repurchase, retirement or other taxable disposition. Long-term capital gains recognized by individuals and other non-corporate U.S. Holders will generally be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Any gain or loss recognized on the sale, exchange, redemption, retirement or other disposition of a Note will generally be treated as U.S. source income or loss for U.S. foreign tax credit purposes. Consequently, a U.S. Holder may not be able to claim a credit for any non-U.S. tax imposed upon a disposition of a Note unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. The rules governing the U.S. foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit in light of their particular circumstances.
Conversion of Notes into ADSs
Except with respect to cash received in lieu of a fractional ADS and excluding ADSs received with respect to accrued but unpaid interest (each discussed below), a U.S. Holder that receives solely ADSs (or solely ADSs and cash in lieu of a fractional ADS) upon conversion will generally not recognize any gain or loss on the conversion of a Note.
A U.S. Holder’s tax basis in the ADSs received upon the conversion of a Note (other than ADSs attributable to accrued but unpaid interest) will equal the tax basis in the Note that was converted (excluding the portion of the tax basis that is allocable to any cash received in lieu of a fractional ADS). A U.S. Holder’s holding period for ADSs received (other than ADSs attributable to accrued but unpaid interest) will generally include the period during which the U.S. Holder held the Notes.
The amount of gain or loss recognized on the receipt of cash in lieu of a fractional ADS will be equal to the difference between the amount of cash the U.S. Holder receives in respect of the fractional ADS and the portion of the U.S. Holder’s tax basis in the Note that is allocable to the fractional ADS. Any gain recognized on conversion will generally be capital gain and will be long-term capital gain if, at the time of the conversion, the U.S. Holder’s holding period in the Note exceeds one year.
Conversion of Notes into a Combination of ADSs and Cash
The U.S. federal income tax treatment of the conversion of Notes into cash and ADSs is unclear and subject to different characterizations. We intend to treat a conversion that is settled with cash and ADSs as a recapitalization for U.S. federal income tax purposes to the extent permissible under applicable law at the time of the conversion. If the conversion is treated as a recapitalization, then, except with respect to cash received in lieu of a fractional ADSs and excluding cash or ADSs received with respect to accrued but unpaid interest (each discussed below), a U.S. Holder should generally recognize gain, but not loss, equal to the lesser of (i) the amount of cash received and (ii) the excess of the amount of cash and the value of ADSs received at the time of the conversion over the portion of the U.S. Holder’s adjusted tax basis in the Notes not allocable to the fractional ADS. Any such gain should generally be capital gain and will be long-term if, at the time of the conversion, the U.S. Holder’s holding period in the Note exceeds one year.

A U.S. Holder’s adjusted tax basis in ADSs received in the recapitalization (other than any such ADSs received with respect to accrued but unpaid interest) should generally equal the holder’s tax basis in the corresponding Note reduced by any basis allocable to a fractional ADS and the amount of cash received (excluding cash attributable to accrued but unpaid interest and cash received in lieu of a fractional ADS) and increased by the amount of any taxable gain recognized on the conversion (other than with respect to cash received in lieu of a fractional ADS).
If the receipt of cash and ADSs on the conversion of a Note is not treated as a recapitalization, the conversion could be treated as a sale of a portion of the Note solely for cash and as a conversion of a portion of the note solely for ADSs. In such event, a U.S. Holder should generally be subject to the tax treatment described above under “— Sale, Exchange, Redemption, Retirement, or other Taxable Disposition of Notes” with respect to the portion of the Note treated as sold solely for cash (other than cash attributable to accrued but unpaid interest or received in lieu of a fractional ADS) and should generally not be subject to tax on the receipt of ADSs excluding any ADSs received with respect to accrued but unpaid interest.
Although the law on this point is not entirely clear, a U.S. Holder’s basis in the ADSs received in such conversion (other than any such ADSs received with respect to accrued but unpaid interest) should generally equal a proportionate part of the basis of the surrendered Note (based on the relative fair market values of such ADSs and the amount of cash received in the conversion (other than cash attributable to accrued but unpaid interest or received in lieu of a fractional ADS)) reduced by any basis allocable to a fractional ADS.
Cash or ADSs Received in Respect of Accrued but Unpaid Interest
Any cash and the fair market value of any ADSs received with respect to accrued but unpaid interest will be subject to tax as described above under “— Payments of Interest on the Notes.” A U.S. Holder’s tax basis in any ADSs received with respect to accrued but unpaid interest will equal the fair market value of such ADSs and the U.S. Holder’s holding period with respect to ADSs should commence on the day after the receipt of such ADSs.
Exchange in Lieu of Conversion
If, upon a U.S. Holder’s surrender of Notes for conversion, we direct that the Notes are to be offered to a financial institution for exchange in lieu of conversion, and the designated financial institution accepts the Notes and delivers ADSs, cash, or a combination thereof in exchange for the Notes, such U.S. Holder may be treated, depending on the particular arrangement between us and the financial institution in connection with such exchange, as having disposed of such Notes and may recognize gain or loss on such disposition as described above under “— Sale, Exchange, Redemption, Retirement, or other Taxable Disposition of Notes.” U.S. Holders whose Notes are surrendered for conversion and exchanged through a financial institution should consult their tax advisors regarding the U.S. federal income tax treatment of such exchange.
Constructive Distributions
The conversion rate of the Notes is subject to adjustment in certain circumstances. Under Section 305(c) of the Code, certain adjustments (or failures to make adjustments) in the conversion rate of the Notes that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings may result in a constructive distribution for U.S. federal income tax purposes equal to the value of such increase even if such holder has not received any cash or property as a result of such adjustments and does not exercise such holder’s conversion rights. Similarly, a failure to adjust (or to adequately adjust) the conversion rate after an event that increases a U.S. Holder’s proportionate interest in our earnings and profits or assets could be treated as a constructive distribution to such holder. However, adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the Notes will generally not be deemed to result in a constructive distribution. In addition, adjustments to the conversion rate of the Notes that are not made in connection with other shareholders of the Company receiving a distribution of money or other property generally will not give rise to a constructive distribution. Certain of the possible conversion rate adjustments provided in the Notes (including upon the payments of cash distributions to holders of ADSs or in connection with a make-whole fundamental change) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, depending on the facts at the time, including whether we have paid in the past or will pay in the future distributions on our ADSs or interest on other convertible debt, a U.S. Holder may be deemed to have received a distribution even though it has not received any cash or property.
Any constructive distribution would be subject to the treatment described below under “Ownership and Dispositions of ADSs — Distributions on ADSs.” It is not clear, however, whether a constructive dividend deemed paid would be eligible for the preferential rates of U.S. federal income tax applicable to certain dividends paid to non-corporate beneficial owners. It is also not clear whether corporate beneficial owners would be entitled to claim the dividends-received deduction with respect to any such constructive dividends.
Ownership and Dispositions of ADSs
Taxation of Distributions
As stated under “Dividend Policy,” we do not anticipate paying any cash distributions on the ADSs in the foreseeable future. However, subject to the discussion below under “— Passive Foreign Investment Company Considerations,” a distribution of cash or other property on the ADSs will generally be includable in gross income of the U.S. Holder as a dividend to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in the ADSs (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ADSs (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Securities” below).
We do not intend to determine our earnings and profits under U.S. federal income tax principles. Accordingly, notwithstanding the discussion in the preceding paragraph, distributions on ADSs, if any, will generally be taxed to U.S. Holders as dividend distributions for U.S. federal income tax purposes.
Individual and certain other non-corporate U.S. Holders may be subject to tax at the lower capital gains rate applicable to “qualified dividend income,” provided that (i) the ADSs are readily tradable on an established securities market in the United States, (ii) we are not treated as a PFIC in the taxable year the dividend is paid or in the taxable preceding year, and (iii) certain other requirements are satisfied. U.S. Treasury Department guidance indicates that shares listed on Nasdaq (on which the ADSs are listed) will be considered readily tradable on an established securities market in the United States. Notwithstanding that the ADSs are listed on Nasdaq, however, there can be no assurance that the ADSs will be considered readily tradable on an established securities market in future years. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to ADSs.
For foreign tax credit purposes, dividends received on common shares or ADSs will generally be treated as foreign-source income and will generally constitute passive category income. As described in “People’s Republic of China Taxation,” if we are deemed to be a PRC resident enterprise for PRC tax purposes, a U.S. Holder may be subject to PRC withholding taxes on such dividends. Subject to certain conditions and limitations, a U.S. Holder may be entitled to claim a foreign tax credit in respect of any such PRC withholding taxes to the extent that such taxes are nonrefundable under the Treaty. Alternatively, a U.S. Holder may elect to deduct such taxes in computing its taxable income for U.S. federal income tax purposes. A U.S. Holder’s election to deduct foreign taxes instead of claiming foreign tax credits applies to all creditable foreign income taxes paid or accrued in the relevant taxable year. The rules regarding foreign tax credits and the deductibility of foreign taxes are complex. All U.S. Holders should consult their tax advisors regarding the availability of foreign tax credits and the deductibility of foreign taxes in light of their particular circumstances.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of ADSs
Subject to the discussion below under “— Passive Foreign Investment Company Considerations,” a U.S. Holder will generally recognize capital gain or loss on the sale or other taxable disposition of the ADSs in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) such U.S. Holder’s adjusted tax basis in such ADSs. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such

ADSs exceeds one year at the time of disposition. Long-term capital gain realized by a non-corporate U.S. Holder is generally subject to U.S. federal income tax at reduced rates. The deduction of capital losses is subject to limitations.
For foreign tax credit purposes, gain or loss recognized on the sale or other taxable disposition of ADSs will generally be treated as U.S.-source income and will generally constitute passive category income or loss. If, however, gains from the sale or other disposition of our ADSs are subject to tax in the PRC as described in “People’s Republic of China Taxation,” a Treaty-eligible U.S. Holder may apply the Treaty to treat such gains as PRC-source gains for U.S. foreign tax credit purposes. The rules regarding foreign tax credits and the deductibility of foreign taxes are complex. U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit or a deduction in lieu thereof in light of their particular circumstances, as well as with respect to their eligibility for benefits under the Treaty.
Passive Foreign Investment Company Considerations
Definition of a PFIC
A non-U.S. corporation will be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (generally determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, produce, or are held for the production of, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and net gains from the disposition of passive assets.
PFIC Status of LTC
Based on the current and anticipated value of the assets and the composition of the income and assets, including goodwill and other unbooked intangibles, of our company and our subsidiaries, we believe that we were not a PFIC for the taxable year ended December 31, 2024 and do not expect to be a PFIC for the current taxable year or foreseeable future taxable years. However, PFIC status is a factual determination that must be made annually at the close of each taxable year on the basis of the composition of our income and assets and our subsidiaries’ income and assets for such taxable year and, thus, is subject to change. Accordingly, there can be no assurance that we or any of our subsidiaries will not be treated as a PFIC for any taxable year.
Additionally, a determination that we are or were a PFIC during the holding period of a U.S. Holder will continue to apply to subsequent years in which a U.S. Holder continues to hold shares in us, whether or not we are a PFIC in those subsequent years.
Application of PFIC Rules to ADSs
If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of ADSs and the U.S. Holder did not make a timely and effective qualified electing fund (“QEF”) election for the first year in its holding period in which we are a PFIC (such taxable year as it related to a U.S. Holder being referred to as the “First PFIC Holding Year”), a QEF election along with a purging election, or a mark-to-market election, such U.S. Holder would generally be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its ADSs and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ADSs during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ADSs).
Under these rules:
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the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ADSs;

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the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

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the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

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an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.
A U.S. Holder owning shares in a PFIC may be able to avoid or mitigate the adverse tax consequences described above by making a timely and valid “mark-to-market” election or, for such holder’s First PFIC Holding Year, QEF election (if eligible to do so). The rules dealing with PFICs are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders should consult their tax advisors regarding the potential tax consequences to them if we are or become a PFIC, including with respect to whether the mark-to-market or QEF elections may be available.
Foreign Financial Asset Reporting
A U.S. Holder may be required to report information relating to an interest in Notes or ADSs, generally by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with the U.S. Holder’s federal income tax return. A U.S. Holder may also be subject to significant penalties if the U.S. Holder is required to report such information and fails to do so. U.S. Holders should consult their tax advisors regarding information reporting obligations, if any, with respect to ownership and disposition of Notes or ADSs.

LEGAL MATTERS
We have been represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. Maples and Calder (Hong Kong) LLP has advised us on certain legal matters as to Cayman Islands law including the issuance of the ordinary shares represented by the ADSs offered by this prospectus supplement. The investors are being represented by Kelley Drye & Warren LLP with respect to certain legal matters as to United States federal securities laws.

EXPERTS
The consolidated and combined financial statements of Lotus Technology Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2024 consolidated and combined financial statements contains an explanatory paragraph that states that Lotus Technology Inc. has incurred losses since its inception and has an accumulated deficit, net current liabilities, and net cash used in operating activities that raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated and combined financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at https://www.sec.gov. You can also find information on our website www.group-lotus.com. The information contained on our website is not a part of this prospectus supplement.
This prospectus supplement is part of a registration statement we filed with the SEC, using a shelf registration process under the Securities Act, relating to the securities to be offered. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.
Lotus Technology Inc.
No. 800 Century Avenue
Pudong District, Shanghai
People’s Republic of China
+86 21 5466-6258

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of the document into which it is incorporated and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into the accompanying prospectus, or between information incorporated by reference into the accompanying prospectus from different documents, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
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our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 30 2025 (File No. 001-41970);

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our current report on Form 6-K furnished with the SEC on June 24, 2025 (File No. 001-41970);

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our current report on Form 6-K furnished with the SEC on June 25, 2025 (File No. 001-41970);

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our current report on Form 6-K furnished with the SEC on July 29, 2025 (File No. 001-41970);

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our current report on Form 6-K furnished with the SEC on August 5, 2025 (File No. 001-41970);

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our current report on Form 6-K furnished with the SEC on August 19, 2025 (File No. 001-41970);

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the description of our securities contained in our registration statement on Form 8-A filed with the SEC on February 22, 2024 and any amendment or report filed for the purpose of updating such description;

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any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

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any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference in this prospectus supplement.

Copies of all documents incorporated by reference in the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in the accompanying prospectus, will be provided at no cost to each person who receives a copy of this prospectus supplement on the written or oral request of that person made to:
Lotus Technology Inc.
No. 800 Century Avenue
Pudong District, Shanghai
People’s Republic of China
+86 21 5466-6258
ir@group-lotus.com

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 30, 2025
PRELIMINARY PROSPECTUS
Lotus Technology Inc.
Ordinary Shares
Preferred Shares
Debt Securities
Warrants
Subscription Rights
We may from time to time offer, issue and sell up to US$1,400,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our ordinary shares, par value US$0.00001 per share, including in the form of American depositary shares, or ADSs, preferred shares, debt securities, warrants to purchase ordinary shares and preferred shares, subscription rights and a combination of such securities, separately or as units, in one or more offerings. We refer to our ADSs, ordinary shares, preferred shares, debt securities, warrants, subscription rights and units collectively as “securities” in this prospectus. This prospectus provides a general description of offerings of these securities that we may undertake.
We will provide specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 78 of this prospectus.
The ADSs are listed on the Nasdaq Global Select Market, or Nasdaq, under the trading symbol “LOT.” On May 29, 2025, the closing price for the ADSs on Nasdaq was US$2.16.
Investing in these securities involves a high degree of risk. Furthermore, investors should be aware that there are various other risks relating to the securities, the issuer and its subsidiaries, their business and their jurisdictions of operations which investors should familiarize themselves with before making an investment in the securities. Please carefully consider the risks discussed under “Risk Factors” in this prospectus beginning on page 17, in any accompanying prospectus supplement or in our reports filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to invest in our securities.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies. See “Our Company — Implications of Being an Emerging Growth Company.”
We are also a “foreign private issuer,” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. See “Our Company — Implications of Being a Foreign Private Issuer.”
In addition, as of the date of this prospectus, Mr. Shufu Li beneficially owns more than 50% of the total voting power of our issued and outstanding Ordinary Shares. As a result, we qualify as a “controlled company” within the meaning of Nasdaq’s corporate governance standards and have the option not to comply with certain requirements to which companies that are not controlled companies are subject, including the requirement that a majority of our board of directors shall consist of independent directors and the

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
requirement that our nominating and corporate governance committee and compensation committee shall be composed entirely of independent directors.
Lotus Technology Inc., or LTC, is not an operating company but a Cayman Islands holding company. We conduct our operations through our subsidiaries in China and Europe and our operations in mainland China are currently conducted by our mainland China subsidiaries. The securities registered herein are securities of LTC, not those of its operating subsidiaries. Therefore, investors in LTC are not acquiring equity interest in any operating company but instead are acquiring interest in a Cayman Islands holding company. Prior to 2023, LTC relied on contractual arrangements among Wuhan Lotus Technology Limited Company Ltd., or the WFOE, Wuhan Lotus E-commerce Co., Ltd., the former variable interest entity which we refer to as the “former VIE,” and its nominee shareholders to direct the business operations of the former VIE and its subsidiaries. Since early 2023, we have been implementing a series of transactions to restructure our organization and business operations, which we refer to as the “Restructuring.” In connection with the Restructuring, the WFOE, the former VIE and nominee equity holders of the former VIE entered into a series of agreements, or the VIE Restructuring Agreements, pursuant to which the WFOE acquired 100% equity interest in the former VIE’s subsidiaries. As of the date of this prospectus, our operations in mainland China are conducted by our mainland China subsidiaries and we do not have any VIE structure.
The holding company structure involves unique risks to investors. As a holding company, LTC may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to its shareholders. The ability of subsidiaries of LTC to pay dividends or make distributions to LTC may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, PRC regulatory authorities could disallow this holding company structure and limit or hinder LTC’s ability to conduct its business through, receive dividends or distributions from, or transfer funds to, the operating companies or list on a U.S. or other foreign exchange, which could result in a material adverse change in LTC’s operations and cause the value of the securities of LTC to significantly decline. See “Our Company — Our Corporate History and Structure.” Our board of directors has complete discretion on whether to distribute dividends subject to our memorandum and articles of association and certain restrictions under Cayman Islands law. In addition, our shareholders may, by ordinary resolution, declare dividends, but no dividend shall exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. The decision to distribute dividends is based on several factors, including our financial performance, growth prospects, and liquidity requirements. To date, no cash dividend or distributions have been made by the subsidiaries of LTC to LTC. For further details of cash and asset flows among LTC, its subsidiaries and the former VIE, see “Our Company — Cash and Asset Flows through Our Organization.” We have established cash management policies to direct how funds are transferred among LTC and its subsidiaries to ensure the efficient and compliant handling of funds. These policies dictate that, each cash transfer shall (i) go through approval processes, ensuring that only authorized personnel are involved in the transaction, (ii) be properly recorded to facilitate audits and financial reviews, and (iii) be in compliance with all applicable laws and regulations, including anti — money laundering (AML) and know — your — customer (KYC) requirements. Unless otherwise stated or unless the context otherwise requires, references in this prospectus to (i) “LTC” are to Lotus Technology Inc., and (ii) “Lotus Tech,” “we,” “us,” “our company,” and “our” are to LTC and its subsidiaries. Unless otherwise specified, in the context of describing our business and operations in China, we are referring to the business and operations conducted by our PRC subsidiaries, and for the periods ended prior to the Restructuring, also the former VIE and its subsidiaries.
We face various risks and uncertainties relating to doing business in China. We have substantial business operations in mainland China, and we are subject to complex and evolving laws and regulations of mainland China. For example, we face risks associated with regulatory approvals on overseas offerings, anti — monopoly regulatory actions, and oversight on cybersecurity, data security and data privacy which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a United States or other foreign exchange. The PRC government’s significant authority in regulating our operations and the PRC government’s oversight and control over offerings conducted overseas by, and foreign investment in, China — based issuers could result in a material adverse change in our operations and the value of our securities, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks relating to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in our annual report on Form 20-F for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission on April 30, 2025, or the 2024 Form 20-F.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Our securities will be prohibited from trading on a national securities exchange or in the over-the-counter trading market in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the Securities and Exchange Commission, or the SEC, determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and our auditor was subject to this determination. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed the mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the year ended December 31, 2024 on April 30, 2025. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in the mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the Securities and Exchange Commission, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China  —   Our securities may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2024 Form 20-F.
Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using this shelf registration statement, we may, at any time and from time to time, offer and/or sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. Our 2024 Form 20-F is incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires:
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“ADAS” means advanced driver-assistance system;

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“ADRs” are to the American depositary receipts that may evidence the ADSs;

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“ADSs” are to the American depositary shares, each of which represents one Ordinary Share;

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“Amended Articles” means the sixth amended and restated memorandum and articles of association of LTC, which was adopted and became effective immediately prior to the First Effective Time;

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“BEV” means battery electric vehicle;

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“Business Combination” means all transactions contemplated by the Merger Agreement;

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“CAC” means the Cyberspace Administration of China;

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“Cayman Islands Companies Act” means the Companies Act (As Revised) of the Cayman Islands;

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“China” or “PRC” means the People’s Republic of China;

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“Closing” means the closing of the Business Combination contemplated by the Merger Agreement;

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“Closing Date” means February 22, 2024 the day on which the Closing occurred;

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“Continental” means Continental Stock Transfer & Trust Company;

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“CSRC” means the China Securities Regulatory Commission;

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“Deliver” or “delivery,” when used in respect of the unit of vehicles we deliver, represents invoiced deliveries, including commissioned deliveries in the U.S. market, unless otherwise stated;

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“EPA” means electrical performance architecture;

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“Equiniti” means Equiniti Trust Company, LLC;

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“Etika” means Etika Automotive Sdn Bhd;

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“EU” means the European Union;

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“Euro,” “EUR,” or “€” means the legal currency of the member states participating in the European Monetary Union;

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“Exchange Act” means the Securities Exchange Act of 1934, as amended;

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“First Merger” means the merger between Merger Sub 1 and LCAA, with LCAA surviving as a wholly-owned subsidiary of LTC in accordance with the Merger Agreement;

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“former VIE” means Wuhan Lotus E-commerce Co., Ltd., the former variable interest entity of LTC prior to the Restructuring;

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“GBP” and “British pounds” means the legal currency of the United Kingdom;

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“Geely HK” means Geely International (Hong Kong) Limited, a private company incorporated under the laws of Hong Kong;

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“Geely Holding” means Zhejiang Geely Holding Group and its affiliates;

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“IPO” means LCAA’s initial public offering, which was consummated on March 15, 2021;

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“LCAA” means L Catterton Asia Acquisition Corp, a blank check company that was incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities;

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“LCAA Articles” means LCAA’s second amended and restated memorandum and articles of association adopted by special resolution dated March 10, 2023, as may be amended from time to time;

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“LCAA Class A Ordinary Shares” or “LCAA Public Shares” means the Class A ordinary shares of LCAA, par value US$0.0001 per share;

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“LCAA Class B Ordinary Shares” means the Class B ordinary shares, par value US$0.0001 per share, of LCAA;

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“LCAA Founder Shareholders” means collectively, the Sponsor, and LCAA’s independent directors (Mr. Sanford Martin Litvack, Mr. Frank N. Newman and Mr. Anish Melwani);

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“LCAA Private Warrants” means the warrants sold to the Sponsor in the private placement consummated concurrently with the IPO, each entitling its holder to purchase one LCAA Public Share at an exercise price of US$11.50 per share, subject to adjustment;

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“LCAA Public Shareholders” means the holders of LCAA Class A Ordinary Shares issued as part of the Units issued in the IPO;

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“LCAA Public Warrants” means the redeemable warrants issued in the IPO, each entitling its holder to purchase one LCAA Public Share at an exercise price of US$11.50 per share, subject to adjustment;

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“LCAA Shares” means the ordinary shares of LCAA;

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“LCAA Warrants” means the LCAA Public Warrants and the LCAA Private Warrants;

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“Lotus” or “Lotus Group” means Lotus Tech and Lotus UK, taken as a whole;

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“Lotus HK” means Lotus Advanced Technology Limited, a company organized and existing under the laws of Hong Kong;

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“Lotus Tech,” “we,” “us,” “our company,” and “our” mean LTC and its subsidiaries. Unless otherwise specified, in the context of describing our business and operations in China, we are referring to the business and operations conducted by our PRC subsidiaries, and, for the periods ended prior to the Restructuring (as defined below), also the former VIE and its subsidiaries. References to the share capital, securities (including shares, options, and warrants), shareholders, directors, board of directors, auditors of “Lotus Tech” are to the share capital, securities (including shares, options and warrants), shareholders, directors, board of directors, and auditors of LTC, respectively;

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“Lotus Tech UK” means Lotus Tech Creative Centre Limited, a company incorporated in the United Kingdom;

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“Lotus UK” means Lotus Group International Limited and its subsidiaries;

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“LTC” means Lotus Technology Inc., a Cayman Islands exempted company;

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“LTC Shareholder Support Agreement” means the Shareholder Support Agreement entered into on January 31, 2023 among LCAA, LTC and certain of the shareholders of LTC;

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“LTIL” means Lotus Technology Innovative Limited, a wholly-owned subsidiary of LTC;

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“Merger Agreement” means the First Amended and Restated Agreement and Plan of Merger, dated as of October 11, 2023, by and among LCAA, LTC, Merger Sub 1 and Merger Sub 2, which amended and restated the Original Merger Agreement;

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“Merger Sub 1” means Lotus Temp Limited, a Cayman Islands exempted company;

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“Merger Sub 2” means Lotus EV Limited, a Cayman Islands exempted company;

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“Meritz” means Meritz Securities Co., Ltd., a corporation incorporated under the laws of the Republic of Korea;

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“Meritz Subscription Agreement” means the share subscription agreement entered into by and between LTC and Meritz on November 15, 2023, as amended by the amendment agreement entered into by and between LTC and Meritz on February 17, 2024.

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“Nasdaq” means The Nasdaq Stock Market LLC;

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“OEM” means original equipment manufacturer;

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“Ordinary Shares” means ordinary shares of LTC, par value US$0.00001 per share;

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“Original Merger Agreement” means the Agreement and Plan of Merger, dated as of January 31, 2023, by and among LCAA, LTC, Merger Sub 1 and Merger Sub 2;

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“Public Warrants” means the warrants to purchase Ordinary Shares at an exercise price of US$11.50 per share, which were issued on February 22, 2024 in exchange for the LCAA Public Warrants;

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“Renminbi” or “RMB” means the legal currency of China;

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“Restructuring” means a series of transactions that LTC implemented to restructure its organization and business operations in early 2023, through which the contractual arrangements that allowed us to consolidate our former VIE were terminated;

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“Sponsor” means LCA Acquisition Sponsor, LP, a Cayman Islands limited partnership;

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“Sponsor Warrants” means the warrants to purchase Ordinary Shares at an exercise price of US$11.50 per share, which were issued to the Sponsor on February 22, 2024 in exchange for the LCAA Private Warrants;

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“Unit” means each unit issued by LCAA in its IPO or the exercise of the underwriter’s overallotment option, consisting of one LCAA Class A Ordinary Share and one-third of LCAA Warrant;

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“US$,” “U.S. dollars” or “dollars” means the legal currency of the United States;

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“U.K.” means the United Kingdom;

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“U.S.” means the United States of America;

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“U.S. GAAP” means accounting principles generally accepted in the United States of America;

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“VIE” means variable interest entities;

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“VWAP” means, for the ADSs as of any trading day, the dollar volume-weighted average price for the ADSs on Nasdaq during the period beginning at the official open (or commencement) of trading on Nasdaq on such trading day, and ending at the official close of trading on Nasdaq on such trading day, as reported by Bloomberg through its “AQR” function, as appropriately adjusted for any shar dividend, share split, share combination, recapitalization or other similar transaction during such period;

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“Warrant Agreement” means the Warrant Agreement dated as of March 10, 2021, between LCAA and Continental as warrant agent, as amended and assigned to LTC and Equiniti pursuant to the Assignment, Assumption and Amendment Agreement by and among LCAA, LTC, Equiniti and Continental dated as of February 22, 2024;

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“Warrants” means the Public Warrants and the Sponsor Warrants;

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“WFOE” means Wuhan Lotus Technology Limited Company, LTC’s wholly-owned PRC subsidiary; and

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“Wuhan Lotus Cars” means Wuhan Lotus Cars Co., Ltd., a company organized and existing under the laws of the People’s Republic of China.

Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding.
References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

FORWARD-LOOKING STATEMENTS
This prospectus includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results of operations or financial condition and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements include all matters that are not historical facts and can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “is/are likely to,” “potential,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the benefits and synergies of the Business Combination, including anticipated cost savings, results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, and the markets in which we operate.
Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:
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our unproven ability to compete in the highly competitive automotive market;

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our reliance on a variety of arrangements with Geely Holding;

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our unproven ability to maintain and strengthen the “Lotus” brand;

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our limited operating history and unproven ability to develop, manufacture and deliver high quality automobiles;

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our historical negative net cash flows from operations and its unproven ability to adequately control the costs;

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the limited number of orders for our vehicle models;

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potential delays in the manufacturing and launch of our vehicles;

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the complexity, uncertainties and changes in global regulations on automotive as well as internet-related businesses and companies, including regulations on homologations, safety, data protection and privacy, automated driving, environmental protection, recall, distribution, government incentives, batteries regulations, and end-of-life regulations;

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consumer’s demand and willingness to adopt luxury electric vehicles;

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the rapidly evolving technology in automotive industry, and ongoing development and safety of intelligent driving technology;

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cost increases, disruptions or shortage in supply of raw materials, semiconductor chips or other components, and our dependence on suppliers;

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our unproven ability to expand physical sales network cost-efficiently;

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our unproven ability to perform in line with customer expectations;

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challenges in providing charging solutions;

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business, regulatory, political, operational and financial risk in jurisdictions we operate; and

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all other risks and uncertainties described in “Item 3. Key Information — D. Risk Factors” and “Item 5. Operating and Financial Review and Prospects” in our 2024 Form 20-F.

We caution you against placing undue reliance on forward-looking statements, which reflect current expectations and beliefs and are based on information available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section entitled “Where You Can Find Additional Information.”
Market, ranking and industry data used throughout this prospectus, including statements regarding market size and market potential, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications and other third-party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk factors” and “Item 5. Management’s Discussion and Analysis of Financial Condition and Results of Operation” of our 2024 Form 20-F.

OUR COMPANY
Overview
We are a leading global intelligent and luxury mobility provider that designs, develops luxury lifestyle vehicles (non-sports car vehicles for daily usage) under the iconic British brand “Lotus” and sell all Lotus branded cars. We launched our first fully electric Hyper-SUV, Eletre, in 2022, and our second lifestyle production vehicle and first hyper grand tourer (hyper-GT) vehicle, Emeya, in 2023. In addition, we plan to introduce two new models in the near future. We manufacture all BEV lifestyle models through a contract manufacturing partnership with Geely Holding, utilizing Geely Holding’s newly-constructed, state-of-the-art manufacturing facilities dedicated for EVs in Wuhan, China. We bring customers a luxury retailing experience through a digital-first, omni-channel sales model to establish and develop direct relationship with customers and covers the entire spectrum of customer experience, both physically and virtually. As of December 31, 2024, we had over 200 stores in our global distribution network. In 2024, we delivered a total of 12,134 vehicles, consisting of our lifestyle vehicles and also Lotus-brand sports cars that were distributed through LTIL.
Our first lifestyle production vehicle, Eletre, is a new breed of pure electric SUV powered by Lotus’s proprietary 800-volt EPA. Deliveries of Eletre commenced in 2023. Our second lifestyle production vehicle, Emeya, was launched in September 2023 and we began deliveries of Emeya in March 2024. We also started deliveries of Evija in 2024.
Our Strengths
We believe we benefit from a number of competitive advantages:
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Early mover in the luxury BEV market.

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Iconic brand with racing heritage.

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Proprietary next generation technology built on world class R&D capabilities.

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Asset-light business model supported by Geely Holding ecosystem.

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Focus on sustainability targeting intelligent and high-performance product portfolio.

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Luxury retailing experience and omni-channel sales model.

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Global, experienced, and visionary leadership.

Our Strategies
We are well positioned to capitalize on the growth momentum of the global luxury BEV segment by leveraging the following strategies:
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Invest in brand equity and fully transform the brand.

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Scale up and expand geographical presence.

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Develop next-generation electric vehicle technologies while monetizing Lotus’s R&D prowess.

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Continue to launch new models and upgrade existing models.

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Focus on sustainability and lead in electrification.

Recent Developments
Our board of directors has appointed Dato’ Sri Amrin Awaluddin as a director effective from May 30, 2025.
On May 30, 2025, Ningbo Lotus Venture Capital Co., Ltd., or Ningbo Lotus, a wholly-owned subsidiary of the Company, entered into an equity transfer agreement, or the Wuxi InfiMotion Equity Transfer Agreement, with Zhejiang Geely Powertrain Co., Ltd. pursuant to which Ningbo Lotus agrees to sell, and Zhejiang Geely Powertrain Co., Ltd. agrees to purchase, all of Ningbo Lotus’ 17.5% equity interest in Wuxi InfiMotion Technology Co., Ltd., a company incorporated in China, for a total cash consideration of RMB420 million. The closing of the transaction is subject to customary closing conditions.

Our Corporate History and Structure
Our Lotus BEV business, founded in 2018, was carried out by Wuhan Lotus Cars and the Lotus BEV business unit of Ningbo Geely Automobile Research & Development Co., Ltd., or Ningbo Geely R&D, incorporated in the People’s Republic of China, Lotus Tech UK incorporated in the U.K. and Lotus Tech Innovation Centre GmbH, or Lotus GmbH, incorporated in Germany. For the periods ended prior to the Restructuring, we also carried out the Lotus BEV business through the former VIE and its subsidiaries based in mainland China. However, we restructured our company beginning in 2023 such that we no longer have any VIE structure.
On August 9, 2021, LTC was incorporated as an exempted company with limited liability in the Cayman Islands.
Through a series of steps, including transferring the assets and employees in the Lotus BEV business unit of Ningbo Geely R&D into Wuhan Lotus Cars and transferring the equity of Wuhan Lotus Cars to the WFOE, the Company gained control over WFOE through Lotus HK on December 15, 2021. The equity interests of Lotus Tech UK and Lotus GmbH were transferred to us on December 29, 2021 and June 24, 2022, respectively.
On November 4, 2021, we entered into trademark licenses agreements with a related party, Group Lotus Limited, a wholly-owned subsidiary of Lotus Group International Limited, or LGIL, pursuant to which, we received the “Lotus” trademark licenses as long as we conduct the business in relation to lifestyle vehicles (excluding sports car). We issued 216,700,000 ordinary shares as consideration for such trademark. The above reorganization was completed on June 24, 2022.
On November 12, 2021, the former VIE and a third-party established Ningbo Robotics Co., Ltd. or Ningbo Robotics, in which the former VIE held 60% equity interest. In March 2022, the former VIE transferred its 60% legal equity interest of Ningbo Robotic to its then wholly-owned subsidiary, Ningbo Lotus Venture Capital Co., Ltd.
On March 15, 2022, LTC declared a 10-for-1 stock split in the form of a stock dividend and such stock dividend is distributed to all the shareholders of LTC in proportion to their respective shareholdings in LTC. Before the stock dividend, LTC had 216,700,000 ordinary shares and 2,407,778 Series Pre-A Preferred Shares issued and outstanding with a par value of US$0.00001 per share. After the stock dividend, LTC had 2,167,000,000 ordinary shares and 24,077,780 Series Pre-A Preferred Shares issued and outstanding.
Since early 2023, LTC has been implementing the Restructuring. As of the date of this prospectus, LTC’s operations in mainland China are conducted by its mainland China subsidiaries and LTC does not have any VIE structure.
On February 22, 2024, LTC consummated the Business Combination with LCAA, pursuant to the Merger Agreement. LCAA was a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.
On February 23, 2024, our ADSs and Warrants were listed on The Nasdaq Global Select Market under the symbol “LOT” and “LOTWW,” respectively.
On April 14, 2025, Geely HK exercised its put option, requiring us to purchase 51% of the equity interests in Lotus Advance Technologies Sdn Bhd pursuant to the Put Option Agreement dated January 31, 2023. Closing of the Geely HK put option could be subject to approvals of governmental authorities in various jurisdictions and is currently expected to take place in 2025. The exercise price is expected to be settled with Ordinary Shares. Lotus Advance Technologies Sdn Bhd controls the manufacturing operations for Lotus’ sportscars and hyper cars, and Lotus Engineering which provides comprehensive consultancy services to many of the OEMs and Tier 1 suppliers around the world. Upon completion, we will gain control over Lotus Advance Technologies Sdn Bhd and consolidate its financial results. The strategic transaction will enable us to integrate all businesses under the Lotus brand.

The following diagram illustrates our corporate structure, including our principal and other subsidiaries as of the date of this prospectus:
Our Holding Company Structure
LTC is not an operating company but a Cayman Islands holding company. LTC conducts its operations through its subsidiaries in China and Europe, and for the periods ended prior to the Restructuring, also through the former VIE and its subsidiaries based in mainland China. Following the Restructuring, our operations in mainland China are currently conducted by our mainland China subsidiaries. The securities registered herein are securities of LTC, not those of its operating subsidiaries. Therefore, investors in LTC are not acquiring equity interest in any operating company but instead are acquiring interest in a Cayman Islands holding company.
LTC conducts its operations through its subsidiaries in China and Europe and its operations in mainland China are currently conducted by its mainland China subsidiaries. Prior to 2023, LTC relied on contractual arrangements among the WFOE, the former VIE and its nominee shareholders to direct the business operations of the former VIE and its subsidiaries. As a result, for the periods ended prior to the Restructuring, the former VIE’s financial results are consolidated in our consolidated and combined financial statements under the U.S. GAAP for accounting purposes.
In connection with the Restructuring, the WFOE, the former VIE, and nominee shareholders of the former VIE entered into the VIE Restructuring Agreements in early 2023, pursuant to which, (i) WFOE acquired 100% equity interest in Ningbo Lotus Venture Capital Co., Ltd. and Hangzhou Lotus Technology Service Co., Ltd., each being a subsidiary of the former VIE; (ii) except for the ICP license, all of the former VIE’s assets and liabilities, including its business contracts, intellectual properties and employees, were transferred to the WFOE or subsidiaries of the WFOE at nil consideration; and (iii) the VIE Agreements were terminated. As of the date of this prospectus, our operations in mainland China are conducted by our mainland China subsidiaries and we do not have any VIE structure. We believe that the Restructuring did not and will not have any material impact on our operations and financial results.
Risks and Uncertainties Relating to Doing Business in China
We face various risks and uncertainties related to doing business in mainland China. Our business operations are primarily conducted in mainland China, and we are subject to complex and evolving laws and regulations in mainland China. For example, we face risks associated with regulatory approvals on offshore offerings, antimonopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments, or list on a U.S. stock exchange. These risks could result in a material adverse change in our operations and the value of our securities, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks related to doing business in China, please refer to risks disclosed under “Item 3. Key Information — D. Risks Relating to Doing Business in China” in our 2024 Form 20-F.
PRC government has significant authority in regulating our operations and may influence our operations. It may exert more oversight and control over offerings conducted overseas by, and/or foreign investment in, China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Failure to meet the PRC government’s complex regulatory requirements on and significant oversight over our business operation could result in a material adverse change in our operations and the value of our securities” in our 2024 Form 20-F.
Risks and uncertainties arising from the legal system of mainland China, including risks and uncertainties regarding the interpretation and enforcement of laws and quickly evolving rules and regulations in mainland China, could result in a material adverse change in our operations and the value of our securities. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may be adversely affected by the complexity, uncertainties and changes in regulations of mainland China on automotive as well as internet-related businesses and companies” in our 2024 Form 20-F.
The Holding Foreign Companies Accountable Act
Pursuant to the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the U.S. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we do not expect to be so identified following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2024 on April 30, 2025. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the Securities and Exchange Commission, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business — The PCAOB had historically been unable to inspect our auditor in relation to their audit work” in our 2024 Form 20-F.
Permissions Required from the PRC Authorities for Our Operations
We conduct our business in mainland China primarily through our PRC subsidiaries. Our operations in mainland China are governed by laws and regulations of mainland China. As of the date of this prospectus, our PRC subsidiaries have obtained all material licenses and permits necessary for business operations from the PRC government authorities.
If (i) we do not receive or maintain any required permissions or approvals, (ii) we inadvertently concluded that certain permissions or approvals have been acquired or are not required, or (iii) applicable laws, regulations or interpretations thereof change and we become subject to the requirement of additional permissions or approvals in the future, there is no assurance that we will be able to obtain such permissions or approvals in a timely manner, or at all, and such approvals may be rescinded even if obtained. Any such circumstance could subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our business, financial condition and results of operations may be materially and adversely affected. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may be adversely affected by the complexity, uncertainties and changes in regulations of mainland China on automotive as well as internet-related businesses and companies” in our 2024 Form 20-F.
In addition, the PRC government has recently sought to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. For more detailed information, see

“Permission, Review and Filing Required from the Authorities in Mainland China Relating to this Offering” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The approval of and/or filing with CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in our 2024 Form 20-F.
Cash and Asset Flows through Our Organization
LTC is a holding company with no operations of its own. LTC currently conducts its operations through its subsidiaries in China and Europe. As a result, although other means are available for us to obtain financing at the holding company level, LTC’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by its subsidiaries. If any of its subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to LTC. In addition, its PRC subsidiaries are permitted to pay dividends to LTC only out of their accumulated after-tax-profits upon satisfaction of statutory conditions and procedures, if any, as determined in accordance with PRC accounting standards and regulations. Further, its PRC subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.
LTC’s board of directors has complete discretion on whether to distribute dividends subject to its memorandum and articles of association and certain restrictions under Cayman Islands law. In addition, LTC’s shareholders may, by ordinary resolution, declare dividends, but no dividend shall exceed the amount recommended by LTC’s board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or its share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. The decision to distribute dividends is based on several factors, including LTC’s financial performance, growth prospects, and liquidity requirements. To date, other than the 10-for-1 stock split in the form of a stock dividend declared on March 15, 2022, LTC has not declared or paid any dividend to its shareholders. We expect that LTC will retain most, if not all, of its available funds and any future earnings to fund the development and growth of its business. As a result, it is not expected that LTC will pay any cash dividends in the foreseeable future.
As a Cayman Islands exempted company and offshore holding company, LTC is permitted under laws and regulations of mainland China to provide funding to its wholly foreign-owned subsidiaries in mainland China only through loans or capital contributions, subject to the applicable governmental registration and approval requirements. In addition, LTC’s wholly foreign-owned subsidiaries in mainland China may provide RMB funding to their respective subsidiaries only through capital contributions and inter-company loans.
Under laws and regulations of mainland China, LTC’s PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to LTC. Remittance of dividends by a wholly foreign-owned enterprise out of mainland China is also subject to examination by the banks designated by State Administration of Foreign Exchange, or SAFE. The amounts restricted include the paid-in capital and the statutory reserve funds of its PRC subsidiaries. Furthermore, cash transfers from LTC’s PRC subsidiaries to entities outside of mainland China are subject to PRC governmental control on currency conversion. As a result, the funds in its PRC subsidiaries in mainland China may not be available to fund operations or for other use outside of mainland China due to interventions in, or the imposition of restrictions and limitations on, the ability of the holding company, or its subsidiaries by the PRC government on such currency conversion. For details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business,” “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business,” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Governmental control of currency conversion may limit our ability to utilize our revenues effectively” in our 2024 Form 20-F.

Under laws of mainland China, LTC may provide funding to its PRC subsidiaries only through capital contributions or loans, subject to satisfaction of applicable government registration that LTC is not able to make direct capital contribution.
We have established cash management policies to direct how funds are transferred among LTC and its subsidiaries to ensure the efficient and compliant handling of funds. These policies dictate that each cash transfer shall (i) go through approval processes, ensuring that only authorized personnel are involved in the transaction, (ii) be properly recorded, facilitating audits and financial reviews, and (iii) be in compliance with all applicable laws and regulations, including anti-money laundering (AML) and know-your-customer (KYC) requirements.
For the years ended December 31, 2024, 2023 and 2022, Lotus Technology Inc. provided loans with principal amount of US$94.6 million, US$231.6 million and US$5.9 million to its subsidiaries, and made capital contribution of US$915.6 million, US$302.3 million and US$94.7 million to its subsidiaries.
For the years ended December 31, 2024, 2023 and 2022, the WFOE provided loans with principal amount of US$659.6 million, US$316.7 million and US$49.6 million to its subsidiaries, and made capital contribution of US$48.0 million, US$22.3 million and US$137.2 million to its subsidiaries. For the years ended December 31, 2024, 2023 and 2022, the WFOE repaid loans borrowed from the other subsidiaries in the amounts of US$303.4 million, including US$132.8 million in cash and US$170.6 million by offsetting of claims and debts, US$71.8 million and nil, respectively.
For the years ended December 31, 2024, 2023 and 2022, the WFOE collected advances of nil, nil and US$10.6 million from the former VIE.
For the years ended December 31, 2024, 2023 and 2022, nil, US$1.7 million and US$3.3 million of service fees were paid by the former VIE and its subsidiaries to the subsidiaries of Lotus Technology Inc.
For the years ended December 31, 2024, 2023 and 2022, the other subsidiaries provided loans with principal amount of US$514.8 million, US$180.5 million and nil to the WFOE, repaid loans of US$65.3 million, US$186.1 million and nil to Lotus Technology Inc., repaid loans of US$335.6 million, US$150.9 million and nil to the WFOE, and made capital contribution of US$564.3 million, US$89.4 million and nil to the WFOE.
Permission, Review and Filing Required from the Authorities in Mainland China Relating to Overseas Offering
The PRC government has recently sought to exert more oversight and control and impose more restrictions on China-based companies raising capital offshore and such efforts may continue or intensify in the future. On July 6, 2021, PRC authorities promulgated the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, which emphasized the need to strengthen the supervision over overseas listings by mainland China-based companies. Effective measures, such as promoting the establishment of regulatory systems, are to be taken to deal with the risks and incidents of mainland China-based overseas-listed companies, cybersecurity and data privacy protection requirements and similar matters. The revised Measures for Cybersecurity Review issued by CAC and several other administrations on December 28, 2021 (which took effect on February 15, 2022) also requires that, in addition to critical information infrastructure operators purchasing network products or services that affect or may affect national security, any “online platform operator” carrying out data processing activities that affect or may affect national security should also be subject to a cybersecurity review, and any “online platform operator” possessing personal information of more than one million users must apply for a cybersecurity review before its listing overseas. In the event a member of the cybersecurity review working mechanism is of the opinion that any network product or service or any data processing activity affects or may affect national security, the Office of Cybersecurity Review shall report the same to the Central Cyberspace Affairs Commission for its approval under applicable procedures and then conduct cybersecurity review in accordance with the revised Measures for Cybersecurity Review. In addition, on September 24, 2024, the State Council of China published the Regulations on Network Data Security Administration, which became effective on January 1, 2025. These regulations provide that data processing operators engaging in network data processing activities that affect or may affect national security must be subject to network data security review by the relevant cyberspace administration of the PRC. “Network data processing activities” refers to the collection, retention, use, processing, transmission, provision, disclosure, deletion, and other activities of network data.

Further, according to the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, and five supporting guidelines, issued by CSRC on February 17, 2023 (we refer to the Overseas Listing Trial Measures and these guidelines collectively as the “Overseas Listing Filing Rules”), the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies published by CSRC on February 17, 2023, or the Notice on the Overseas Listing Filing, and the set of Q&A published on CSRC’s official website, Lotus Tech is required to complete the filing procedures with CSRC in connection with the Business Combination as required by the Overseas Listing Filing Rules prior to the listing of its securities on Nasdaq. Lotus Tech submitted a filing with CSRC with respect to the Business Combination, and on February 8, 2024, CSRC concluded the filing procedures and published the filing results on the CSRC website. According to the Overseas Listing Filing Rules, for an issuer which is already listed, it should make filing in accordance with the Overseas Listing Filing Rules if: (i) it issues additional convertible bonds, exchangeable bonds or preferred shares, (ii) it issues additional securities in the same overseas market, excluding securities issued for the purpose of implementing equity incentive, distribution of stock dividends, share split, etc., (iii) it issues additional securities in several offerings within its authorized scope; or (iv) it conducts a secondary listing or primary listing in any other overseas market. The reporting entity will also be required to report the occurrence of any of the following material events within three business days after the occurrence and announcement thereof to CSRC: (i) a change of control of the issuer; (ii) the investigation, sanction or other measures undertaken by any foreign securities regulatory agencies or competent authorities in respect of the issuer; (iii) change of the listing status or transfer of the listing board; and (iv) the voluntary or mandatory delisting of the issuer. In addition, the completion of any overseas follow-on offerings by an issuer in the same overseas market where it has completed its public offering and listing would necessitate a filing with CSRC within three business days thereafter.
As of the date of this prospectus, Lotus Tech has not been involved in any investigations on cybersecurity review initiated by CAC and Lotus Tech has not received any official inquiry, notice, warning, or sanctions regarding cybersecurity and overseas listing from CAC, CSRC or any other PRC authorities, except for official inquiries and notices received from CSRC during the process of the CSRC filing made in connection with (i) the Business Combination and (ii) the issuance of ADSs to Westwood under the Purchase Agreement entered into by the Company and Westwood on September 16, 2024. Based on the opinion of our mainland China legal counsel, Han Kun Law Offices, according to its interpretation of the currently in-effect mainland China laws and regulation, Lotus Tech believes that, as of the date of this prospectus, we and our PRC subsidiaries (i) are not required to obtain any permissions from the CSRC, and (ii) have not been asked to obtain or denied any permissions by any PRC government authority, in connection with a potential offering under this prospectus, other than the CSRC filing procedure we are required to make after the completion of an offering made pursuant to this prospectus. However, given (i) the uncertainties with respect to the enactment, implementation, and interpretation of the Overseas Listing Filing Rules and laws and regulations relating to data security, privacy, and cybersecurity; and (ii) that the PRC government authorities have significant discretion in interpreting and implementing statutory provisions in general, it cannot be assured that PRC government authorities will not take a contrary position or adopt different interpretations, or that there will not be changes in the regulatory landscape. In other words, a cybersecurity review and the approval from or filing with CSRC, CAC, or other government authorities may be required in connection with this offering.
If (i) Lotus Tech does not receive or maintain any required permission, or fails to complete any required review or filing, (ii) Lotus Tech inadvertently conclude that such permission, review or filing is not required, or (iii) applicable laws, regulations, or interpretations change such that it becomes mandatory for Lotus Tech to obtain any permission, review or filing in the future, Lotus Tech may have to expend significant time and costs to comply with these requirements. If Lotus Tech is unable to do so, on commercially reasonable terms, in a timely manner or otherwise, it may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against it, and other forms of sanctions, and Lotus Tech’s ability to conduct its business, invest into China as foreign investments or accept foreign investments, complete this offering, or list on a U.S. or other overseas exchange may be restricted, and its business, reputation, financial condition, and results of operations may be materially and adversely affected. Further, Lotus Tech’s ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and the value of Lotus Tech’s securities may significantly decline. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may be adversely affected by the complexity, uncertainties and changes in regulations of mainland China on automotive as well as internet-related businesses and companies,” and “— The approval of and/or filing with CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in our 2024 Form 20-F.
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the JOBS Act, and we will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the first sale of our Ordinary Shares pursuant to an effective registration statement; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our common equity that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter.
As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
Implications of Being a Foreign Private Issuer
We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies.
Implications of Being a Controlled Company
As of the date of this prospectus, Mr. Shufu Li indirectly owns more than 50% of the aggregate voting power of our total issued and outstanding share capital. As a result, we qualify as a “controlled company” within the meaning of Nasdaq’s corporate governance standards and have the option not to comply with certain requirements to which companies that are not controlled companies are subject, including the requirement that a majority of our board of directors shall consist of independent directors and the requirement that our nominating and corporate governance committee and compensation committee shall be composed entirely of independent directors. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Securities — As a company incorporated in the Cayman Islands and a “controlled company” within the meaning of the Nasdaq corporate governance rules, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards applicable to domestic U.S. companies or rely on exemptions that are available to a “controlled company”; these practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards” in our 2024 Form 20-F.
Our Corporate Information
LTC was incorporated as an exempted company in accordance with the laws and regulations of the Cayman Islands on August 9, 2021. The mailing address of our principal executive office is No. 800 Century Avenue, Pudong District, Shanghai, People’s Republic of China, and our phone number is +86 21 5466-6258. Our corporate website address is www.group-lotus.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus.
Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.
Summary of Risk Factors
Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in “Item 3. Key Information — D. Risk Factors” in our 2024 Form 20-F, which is incorporated herein by reference.
Risks Relating to Our Business and Industry
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The automotive market is highly competitive, and we may not be successful in competing in this industry.

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Our reliance on a variety of arrangements with Geely Holding, such as agreements related to research and development, procurement, manufacturing, engineering, and IT and human resource related supporting service, could subject us to risks.

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We may not succeed in continuing to maintain and strengthen our brand, and our brand and reputation could be harmed by negative publicity with respect to us, our directors, officers, employees, shareholders, peers, business partners, or our industry in general.

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We have a limited operating history and our ability to develop, manufacture, and deliver automobiles of high quality and appeal to customers, on schedule, and on a large scale is unproven and still evolving.

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We have not been profitable and had negative net cash flows from operations. If we do not effectively manage our cash and other liquid financial assets, execute our plan to increase profitability and obtain additional financing, we may not be able to continue as a going concern.

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Forecasts and projections of our operating and financial results relies in large part upon assumptions and analyses developed by our management. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from those forecasted or projected.

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We have received a limited number of orders for our vehicles, some of which may be cancelled by customers despite their deposit payment and online confirmation.

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We currently depend on revenues generated from a limited number of vehicle models.

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Heightened tensions in international trade and investment, especially between the United States and China, may adversely impact our business, financial condition, and results of operations.

Risks Relating to Doing Business in China
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The PRC government has significant oversight over our business and authority to influence and intervene in our operations as the government deems appropriate to advance regulatory and societal goals and policy positions. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Failure to meet the

PRC government’s complex regulatory requirements on and significant oversight over our business operation could result in a material adverse change in our operations and the value of our securities” in our 2024 Form 20-F.
•
We may be adversely affected by the complexity, uncertainties and changes in regulations of mainland China on automotive as well as internet-related businesses and companies.

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The approval of and/or filing with CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

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The PCAOB had historically been unable to inspect our auditor in relation to their audit work.

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Our securities may be prohibited from trading in the U.S. under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment.

•
Risks and uncertainties arising from the legal system of mainland China, including risks and uncertainties regarding the interpretation and enforcement of laws and quickly evolving rules and regulations in mainland China, could result in a material adverse change in our operations and the value of its securities. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the legal system and changes in laws and regulations in mainland China could adversely affect us” in our 2024 Form 20-F.

•
We are subject to laws and regulations of mainland China restricting capital flows which may affect our liquidity. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” and “— Regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in our 2024 Form 20-F.

Risks Relating to Intellectual Property and Legal Proceedings
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We may need to defend ourselves against intellectual property right infringement, misappropriation, or other claims, which may be time-consuming and would cause us to incur substantial costs.

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We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

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As our patents may expire and may not be extended, our patent applications may not be granted, and our patent rights may be contested, circumvented, invalidated, or limited in scope, our patent rights may not protect us effectively. In particular, we may not be able to prevent others from developing or exploiting competing technologies, which could materially and adversely affect our business, financial condition, and results of operations.

Risks Relating to Our Securities
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If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about us, the price for our ADSs and the trading volume could decline significantly.

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Resales of our securities by our securityholders may cause the market price of our securities to drop significantly, even if our business is doing well.

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The trading prices of our ADSs and Warrants may be volatile and a market for our ADSs may not develop, which would adversely affect the liquidity and price of our ADSs.

RISK FACTORS
Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described under “Item 3. Key Information — D. Risk Factors” in our 2024 Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference or included in this prospectus or any accompanying prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2024:
The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus, any prospectus supplement or incorporated by reference in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.
As of December 31, 2024
(US$ in thousands)
Cash	103,072
Restricted cash	381,865
Total shareholders’ deficit	(860,226)
Debt
Short-term borrowings – third parties	602,949
Short-term borrowings – related parties	199,570
Share buyback forward liabilities	117,059
Convertible notes – current	113,910
Put option liabilities – current	309,115
Warrant liabilities – non current	3,340
Convertible notes – non current	74,246
Exchangeable notes – non current	102,999
Total capitalization*	662,962

*
Total capitalization=debt plus total shareholders’ deficit

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL
The following description of the material terms of our securities includes a summary of specified provisions of the Amended Articles. This description is qualified by reference to the Amended Articles. All capitalized terms used in this section are as defined in the Amended Articles, unless elsewhere defined herein.
We are a Cayman Islands exempted company with limited liability and our affairs are governed by the Amended Articles, the Cayman Islands Companies Act, and the common law of the Cayman Islands.
Our authorized share capital consists of 5,000,000,000 shares of a par value of US$0.00001 each, consisting of (i) 4,500,000,000 Ordinary Shares of a par value of US$0.00001 each, and (ii) 500,000,000 shares of a par value of US$0.00001 each of such class or classes (however designated) as our board of directors may determine in accordance with the Amended Articles. All Ordinary Shares issued and outstanding as of the date of this prospectus are fully paid and non-assessable.
The following are summaries of material provisions of the Amended Articles and the Cayman Islands Companies Act insofar as they relate to the material terms of the Ordinary Shares.
Ordinary Shares
General
All of our issued and outstanding ordinary shares are fully paid and non-assessable.
Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. The Amended Articles prohibit us from issuing bearer or negotiable shares. We may not issue share to bearer and Ordinary Shares are issued in registered form, which will be issued when registered in our register of members.
We will maintain a register of shareholders and a shareholder will only be entitled to a share certificate if our board of directors resolves that share certificates be issued.
Dividends
The holders of the Ordinary Shares are entitled to receive such dividends as may be declared by our board of directors subject to the Amended Articles and the Cayman Islands Companies Act. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by the board of directors. Under Cayman Islands law, dividends may be paid only out of profits (including retained earnings), or out of the share premium account (subject to a solvency test being met immediately following the payment of the dividend). No dividend may be declared and paid unless our directors determine that we have funds lawfully available for such purpose and that, immediately after the payment, we will be able to pay our debts as they fall due in the ordinary course of business.
Voting Rights
Voting at any meeting of shareholders will be decided by poll and not by way of a show of hands. A poll shall be taken in such manner as the chairperson of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting.
Every shareholder present at a meeting of shareholders shall have one vote for each ordinary share of which he is the holder.
All questions submitted to a meeting shall be decided by an ordinary resolution except where a greater majority is required by the Amended Articles or by the Cayman Islands Companies Act. In the case of an equality of votes, the chairperson of the meeting shall be entitled to a second or casting vote.
An ordinary resolution to be passed by the shareholders will require a simple majority of votes cast, while a special resolution will require not less than two-thirds of votes cast, by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting held in accordance with the Amended Articles.

Transfer of Ordinary Shares
Subject to the restrictions contained in the Amended Articles and the rules or regulations of Nasdaq or any securities laws, any shareholders may transfer all or any of their Ordinary Shares by an instrument of transfer in any usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by our board of directors.
Subject to the rules of Nasdaq and to any rights and restrictions for the time being attached to any share, our directors may decline to register any transfer of any share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of a share if such transfer would breach or cause a breach of: (i) the rules of Nasdaq; or (ii) applicable law or regulation. Our directors may also decline to register any transfer of any share unless:
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the instrument of transfer is lodged with us, or the designated transfer agent or share registrar, accompanied by the certificate for the shares to which it relates (if any) and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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the instrument of transfer is in respect of only one class of shares;

•
the instrument of transfer is properly stamped, if required;

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in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; or

•
a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our board of directors refuses to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal, including the reason for such refusal.
Liquidation
On our winding up, if the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders pro rata in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to us for unpaid calls or otherwise. If the assets available for distribution are insufficient to repay the whole of the share capital, such assets will be distributed so that, as nearly as may be, the losses are borne by the shareholders in proportion to the par value of the shares held by them. We are a Cayman Islands exempted company incorporated with limited liability, and under the Cayman Islands Companies Act, the liability of our members is limited to the amount, if any, unpaid on the shares respectively held by them. The Amended Articles contains a declaration that the liability of our members is so limited.
Calls on Ordinary Shares and Forfeiture of Ordinary Shares
Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares. The Ordinary Shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.
Redemption of Ordinary Shares
Subject to the provisions of the Cayman Islands Companies Act and the Amended Articles, we may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or us. The redemption of such shares will be effected in such manner and upon such other terms as we may, by either our board of directors or by the shareholders by ordinary resolution, determine before the issue of the shares.
Variations of Rights of Shares
If at any time our share capital is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may only be materially and adversely varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued shares of that class, or with the approval of a special resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class where at least one-third (1/3) of the issued shares of that class are present (provided that if at any adjourned meeting of such holders a quorum as above defined is not present, those shareholders who are present shall form a quorum).
General Meetings of Shareholders
We may (but shall not be obliged to) in each calendar year hold an annual general meeting. The annual general meeting shall be held at such time and place as our board of directors may determine. At least seven calendar days’ notice shall be given for any general meeting. The chairperson of our board of directors or our board of directors may call general meetings. Our board of directors must convene an extraordinary general meeting upon the requisition of shareholders holding at least one-third (1/3) of all votes attaching to all issued and outstanding shares of us that as at the date of the deposit of the requisition carry the right to vote at general meetings. One or more persons holding or representing by proxy shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all shares in issue and entitled to vote at such general meeting present shall be a quorum for all purposes.
Inspection of Books and Records
Our board of directors will determine whether, to what extent, at what times and places and under what conditions or regulations our accounts and books will be open to the inspection by shareholders, and no shareholder will otherwise have any right of inspecting any account or book or document of us except as required by law or authorized by our board of directors or our shareholders by special resolution.
Changes in Capital
We may from time to time by ordinary resolution:
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increase our share capital by new shares of such amount as we think expedient;

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consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•
sub-divide our existing shares or any of them into shares of a smaller amount; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; or

•
cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

We may by special resolution reduce our share capital or any capital redemption reserve fund in any manner permitted by the Cayman Islands Companies Act.
Warrants
Each LCAA Warrant outstanding on February 22, 2024, was assumed by us and converted into a Warrant. Each Warrant has and is subject to substantially the same terms and conditions as were applicable to such LCAA Warrant immediately prior to the conversion.
Public Warrants
Each whole Warrant entitles the registered holder to purchase one Ordinary Share in the form of ADSs at a price of US$11.50 per share, subject to adjustment as discussed below, at any time, except as discussed in the immediately succeeding paragraph. Pursuant to the Warrant Agreement, a Warrant holder may exercise its Warrants only for a whole number of Ordinary Shares in the form of ADSs. This means only a whole Warrant may be exercised at a given time by a Warrant holder. The Warrants will expire on February 22, 2029, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to issue any Ordinary Shares or ADSs pursuant to the exercise of a Warrant and have no obligation to settle such exercise unless a registration statement under the Securities Act with respect to the Ordinary Shares underlying the Warrants is then effective and an annual report relating thereto is current, subject to us satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. We are not obligated to issue Ordinary Shares or ADSs upon exercise of a Warrant unless the Ordinary Share issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless.
We have filed the registration statement of which this prospectus is a part within the timeframe set forth in the Warrant Agreement and have agreed to use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Business Combination, and to maintain the effectiveness of such registration statement and a current annual report relating to those Ordinary Shares until the Warrants expire or are redeemed, as specified in the Warrant Agreement. If the ADSs are at the time of any exercise of a Warrant are not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Ordinary Shares issuable upon exercise of the Warrants is not effective by the 60 day after the closing of the Business Combination, Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, Warrant holders may exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption; provided that if the exemption under Section 3(a)(9) of the Securities Act, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis.
In the case of a cashless exercise, each holder would pay the exercise price by surrendering the Warrants for that number of Ordinary Shares (and in the form of ADSs) equal to the lesser of (A) quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the excess of the “fair market value” less the exercise price of the Warrants by (y) the fair market value, and (B) 0.361. The “fair market value” as used in this paragraph means the volume-weighted average price of the Ordinary Shares traded in the form of ADSs as reported during the 10-trading day period ending on the trading day prior to the date on which the notice of exercise is received by the Warrant agent.
A holder of a Warrant may notify us in writing in the event we elect to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Ordinary Shares issued and outstanding immediately after giving effect to such exercise.
Redemption of Warrants when the price per Ordinary Share traded in the form of ADS equals or exceeds US$18.00
We may redeem the outstanding Warrants (except as described herein with respect to the Sponsor Warrants):
•
in whole and not in part;

•
at a price of US$0.01 per Warrant;

•
upon a minimum of 30 days’ prior written notice of redemption to each Warrant holder; and

•
if, and only if, the closing price of the Ordinary Shares traded in the form of ADSs equals or exceeds US$18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “— Warrants  —  Public Warrants — Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the Warrant holders.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares traded in the form of ADSs may fall below the US$18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described below under the heading “— Warrants — Public Warrants — Anti-dilution Adjustments”) as well as the US$11.50 (for whole shares) Warrant exercise price after the redemption notice is issued.
Redemption of Warrants when the price per Ordinary Share traded in the form of ADS equals or exceeds US$10.00.
We may redeem the outstanding warrants:
•
in whole and not in part;

•
at US$0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of the Ordinary Shares (as defined below) except as otherwise described below;

•
if, and only if, the closing price of the Ordinary Shares traded in the form of ADSs equals or exceeds US$10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Public Warrants — Anti-Dilution Adjustments”) for any 20 trading days within the 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders; and

•
if the closing price of the Ordinary Shares traded in the form of ADSs for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than US$18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Public Warrants — Anti-Dilution Adjustments”), the Sponsor Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

Beginning on the date the notice of redemption is given until the Warrants are redeemed or exercised, holders may elect to exercise their Warrants on a cashless basis. The number of Ordinary Shares in the form of ADSs that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature is determined based on the terms of the Warrant Agreement.
Anti-dilution Adjustments
If the number of issued and outstanding Ordinary Shares is increased by a capitalization or share dividend payable in Ordinary Shares, or by a subdivision of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, subdivision or similar event, the number of Ordinary Shares (in the form of ADSs) issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase Ordinary Shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) and (ii) one minus the quotient of (x) the price per Ordinary Share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Ordinary Shares traded in the form of ADSs as reported during the 10-trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade in the form of ADS on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the Ordinary Shares on account of such Ordinary Shares (or other securities into which the Warrants are convertible), other than (a) as described above, or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed US$0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Ordinary Shares issuable on exercise of each Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than US$0.50 per share, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Ordinary Share in respect of such event.
If the number of issued and outstanding Ordinary Shares is decreased by a consolidation or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each Warrant will be decreased in proportion to such decrease in issued and outstanding Ordinary Shares.
Whenever the number of Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable in the form of ADSs upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Ordinary Shares so purchasable in the form of ADSs immediately thereafter.
In case of any reclassification or reorganization of the issued and outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Ordinary Shares in the form of ADSs immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Ordinary Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant is exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 65% of the issued and outstanding Ordinary Shares, the holder of a Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Ordinary Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. If less than 70% of the consideration receivable by the holders of Ordinary Shares in such a transaction is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the

Warrant properly exercises the Warrant within 30 days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.
The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the Warrants and the Warrant Agreement set forth in this prospectus, or defective provision (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Warrants, provided that the approval by the holders of at least 65% of the then-outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders.
The Warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their Warrants and receive Ordinary Shares in the form of ADSs.
We have agreed that, subject to applicable law, any action, proceeding or claim against it arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to suits brought to enforce any liability or duty created by the Exchange Act or any claim for which the federal district courts of the U.S. are the sole and exclusive forum.
Sponsor Warrants
Except as described below, the Sponsor Warrants have terms and provisions that are identical to those of the Public Warrants.
The Sponsor Warrants will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees (except as otherwise set forth herein) except as discussed in “— Warrants — Public Warrants — Redemption of Warrants when the price per Ordinary Share traded in the form of ADS equals or exceeds US$10.00”. If the Sponsor Warrants are held by holders other than the Sponsor or its permitted transferees, the Sponsor Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Warrants.
The Sponsor, or its permitted transferees, has the option to exercise the Sponsor Warrants on a cashless basis. If holders of the Sponsor Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Sponsor Warrants for that number of Ordinary Shares in the form of ADSs equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Sponsor Warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) over the exercise price of the Sponsor Warrants by (y) the Sponsor fair market value. For these purposes, the “Sponsor fair market value” shall mean the average reported closing price of the Ordinary Shares traded in the form of ADSs for the 10 trading days ending on the third trading day prior to the date on which the notice of Sponsor Warrant exercise is sent to the Warrant agent.
Any amendment to the terms of the Sponsor Warrants or any provision of the Warrant Agreement with respect to the Sponsor Warrants will require a vote of holders of at least 65% of the number of the then outstanding Sponsor Warrants.

Certain Differences in Corporate Law
The Cayman Islands Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Cayman Islands Companies Act and the current Companies Act of England. In addition, the Cayman Islands Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Islands Companies Act applicable to us and the laws applicable to companies incorporated in the U.S. and their shareholders.
Mergers and Similar Arrangements.   The Cayman Islands Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the surviving or consolidated company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation; provided that the dissenting shareholder complies strictly with the procedures set out in the Cayman Islands Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Cayman Islands Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement; provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, or (b) a majority in number representing 75% in value of the creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
•
the statutory provisions as to the required majority vote have been met;

•
the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•
the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•
the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act.

The Cayman Islands Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder(s) upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:
•
a company acts or proposes to act illegally or ultra vires (and is therefore incapable of ratification by the shareholders);

•
the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•
those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Amended Articles provide that every director (including alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of our company (but not including its auditors) and the personal representatives of the same (each of such person being referred to as an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning our company or our affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in the Amended Articles.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and, therefore, it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third-party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent.   Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and the Amended Articles provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held, and any such resolution in writing shall be as valid and effective as if the same had been passed at a general meeting of our company duly convened and held.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Cayman Islands Companies Act does not provide shareholders with the right to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Amended Articles allow any one or more of our shareholders who together hold shares which carry in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of our company that as at the date of the deposit carry the right to vote at general meetings of our company to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, the Amended Articles do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but the Amended Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Amended Articles, directors may be removed with or without cause, by an ordinary resolution of our shareholders. A director will also cease to be a director if he (a) becomes prohibited by applicable law from being a director, (b) becomes bankrupt or makes any arrangement or composition with his or her creditors, (c) dies or is found to be or becomes of unsound mind, (d) resigns his or her office by notice in writing to us, (e) without special leave of absence from the board, is absent from meetings of the board for three consecutive meetings, and the board resolves that his or her office be vacated; or (f) is removed from office pursuant to any other provision of the Amended Articles.
Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by either an order of the courts of the Cayman Islands or by the board of directors.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Restructuring.   A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:
(a)
is or is likely to become unable to pay its debts; and

(b)
intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Cayman Islands Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Amended Articles, if at any time our share capital is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may only be materially and adversely varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued shares of that class, or with the approval of a special resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class where at least one-third (1/3) of the issued shares of that class are present (provided that if at any adjourned meeting of such holders a quorum as above defined is not present, those shareholders who are present shall form a quorum). The rights conferred upon the holders of the shares of any class issued shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially and adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to such existing class of shares, or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially or adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Cayman Islands Companies Act and the Amended Articles, the Amended Articles may only be amended by a special resolution of our shareholders.
Rights of Non-resident or Foreign Shareholders.   There are no limitations imposed by the Amended articles on the rights of nonresident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in the Amended Articles governing the ownership threshold above which shareholder ownership must be disclosed.
Inspection of Books and Records.   Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records. Shareholders of Cayman Islands exempted companies like us have no general right under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association, the register of mortgages and charges and any special resolutions passed by our shareholders) or obtain copies of the list of shareholders of these companies. Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. However, we intend to provide our shareholders with annual reports containing audited financial statements.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs. Each ADS will represent ownership of one Ordinary Share, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 1 Columbus Circle, New York, NY 10019, USA. The principal executive office of the depositary is located at 1 Columbus Circle, New York, NY 10019, USA.
The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.
We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs. See “— Jurisdiction and Arbitration.”
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see “Where You Can Find Additional Information.”
Holding the ADSs
How will you hold your ADSs?
You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. ADSs will be issued through DRS, unless you specifically request certificated ADRs. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Dividends and Other Distributions
How will you receive dividends and other distributions on the shares?
The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs.
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Cash.   The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the U.S. and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.
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Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See “Taxation.” It will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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Shares.   For any ordinary shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such ordinary shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

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Elective Distributions in Cash or Shares.   If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

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Rights to Purchase Additional Shares.   If we offer holders of our ordinary shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for ordinary shares (rather than ADSs).
U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the U.S. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.
There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of ordinary shares or be able to exercise such rights.

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Other Distributions.   Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.
Except for ordinary shares deposited by us in connection with Business Combination, no shares will be accepted for deposit during a period of six months after the date of the Closing. The six-month lock up period is subject to adjustment under certain circumstances as described in the section entitled “Item 7. Major Shareholders and Related Party Transactions — B. Related Party Transactions” in our 2024 Form 20-F.
How do ADS holders cancel an American Depositary Share?
You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.
How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.
Voting Rights
How do you vote?
You may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities.

Otherwise, you could exercise your right to vote directly if you withdraw the ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the ordinary shares.
If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the ordinary shares or other deposited securities represented by such holder’s ADSs; and (c) a brief statement as to the manner in which such instructions may be given to the depositary or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received by the depositary to give a discretionary proxy to a person designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the ordinary shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the ordinary shares.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our ordinary shares.
The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the ordinary shares underlying your ADSs are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 business days in advance of the meeting date.
Compliance with Regulations
Information Requests
Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, applicable law of the Cayman Islands or the U.S., our memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.
Disclosure of Interests
Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of the NASDAQ and any other stock exchange on which the ordinary shares are, or will be, registered, traded or listed or our memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.
Fees and Expenses
As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):
Service	Fees
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To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)

Up to US$0.05 per ADS issued
• Cancellation of ADSs, including in the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled
• Distribution of cash dividends	Up to US$0.05 per ADS held
• Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held
• Distribution of ADSs pursuant to exercise of rights.	Up to US$0.05 per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held
• Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank
As an ADS holder, you will also be responsible for paying certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:
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Fees for the transfer and registration of ordinary shares charged by the registrar and transfer agent for the ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of ordinary shares).

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Expenses incurred for converting foreign currency into U.S. dollars.

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Expenses for cable, telex and fax transmissions and for delivery of securities.

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Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when ordinary shares are deposited or withdrawn from deposit).

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Fees and expenses incurred in connection with the delivery or servicing of ordinary shares on deposit.

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Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to ordinary shares, deposited securities, ADSs and ADRs.

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Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.
The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.
In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.
The depositary may make payments to us or reimburse us for certain costs and expenses, by making available a portion of the ADS fees collected in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time. Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between us and the depositary.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.
Reclassifications, Recapitalizations and Mergers
If we:	Then:
Change the nominal or par value of our ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.
Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.
Distribute securities on the ordinary shares that are not distributed to you, or recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action
The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.
How may the deposit agreement be terminated?
The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.
After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary’s only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.
Books of Depositary
The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.
The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.
These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:
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are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

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are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

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are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or provisions of or governing deposited securities;

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are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting ordinary shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

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are not liable for any special, consequential, indirect or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

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may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

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disclaim any liability for any action or inaction or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

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disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.

The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) for the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) for any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities, or (v) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.
In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Jurisdiction and Arbitration
The laws of the State of New York govern the deposit agreement and the ADSs and we have agreed with the depositary that the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall have exclusive jurisdiction to hear and determine any dispute arising from or relating in any way to the deposit agreement and that the depositary will have the right to refer any claim or dispute arising from the relationship created by the deposit agreement to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration provisions of the deposit agreement govern such dispute or difference and do not in any event, preclude you from pursuing claims under the Securities Act or the Exchange Act in the United States District Court for the Southern District of New York (or such state courts if the United States District Court for the Southern District of New York lacks subject matter jurisdiction).
Jury Trial Waiver
The deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable law. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Securities — ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.
Requirements for Depositary Actions
Before the depositary will issue, deliver or register a transfer of an ADS, split-up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

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satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

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compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.
Your Right to Receive the Shares Underlying Your ADSs
You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:
•
when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

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when you owe money to pay fees, taxes and similar charges;

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities, or other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

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for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

The depositary shall not knowingly accept for deposit under the deposit agreement any ordinary shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such ordinary shares.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

DESCRIPTION OF PREFERRED SHARES
The particular terms of each issue or series of preferred shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:
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the title and nominal value of the preferred shares;

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the number of preferred shares we are offering;

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the liquidation preference per preferred share, if any;

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the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

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whether preferential subscription rights will be issued to existing shareholders;

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the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the company;

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the procedures for any auction and remarketing, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred shares on any securities exchange or market;

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whether the preferred shares will be convertible into our ordinary shares (including in the form of ADSs) or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares (including in the form of ADSs), if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

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voting rights, if any, of the preferred shares;

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preemption rights, if any;

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other restrictions on transfer, sale or assignment, if any;

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a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

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any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

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any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause us to issue from time to time, out of our authorized share capital (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.
When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and ADSs and reduce the likelihood that holders of ordinary shares and ADSs will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ADSs. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF DEBT SECURITIES
General
We may issue debt securities, including debentures, notes, bonds and other evidences of indebtedness and which may or may not be converted into our ADSs or ordinary shares. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities.
In connection with the issuance of any debt securities, it is likely that we will issue them without a trust indenture to the extent such issuance without an indenture is exempt under the terms of the Trust Indenture Act of 1939, or the Trust Indenture Act. If we elect to issue any debt securities with a trust indenture, or if a trust indenture is requested by a placement agent, underwriter or broker-dealer as a condition of the financing or otherwise required pursuant to the Trust Indenture Act, we will enter into a trust indenture. If a trust indenture is entered into, we will file the trust indenture, or cause it to be incorporated into, as an exhibit to the registration statement of which this prospectus is a part on a current report on Form 6-K.
The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.
This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part.
Terms
The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:
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the title of the debt securities;

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the total amount of the debt securities;

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the amount or amounts of the debt securities will be issued and interest rate;

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the conversion price at which the debt securities may be converted;

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the date on which the right to exercise the debt securities will commence and the date on which the right will expire;

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if applicable, the minimum or maximum amount of debt securities that may be exercise at any one time;

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if applicable, the designation and terms of the underlying securities with which the debt securities are issued and the amount of debt securities issued with each underlying security;

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if applicable, a discussion of material United States federal income tax consideration;

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if applicable, the terms of the payoff of the debt securities;

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the identity of the trustee, if any;

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if applicable, the mechanisms, procedures and conditions relating to the exercise or conversion of the debt securities; and

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any other terms of the debt securities, including terms, procedure and limitation relating to the conversion, exchange, exercise or redemption of the debt securities.

Form, Exchange and Transfer
We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, may be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in a global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, convert or exercise their debt securities at our designated agent’s office, if any, or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.
Prior to the conversion or exercise of their debt securities, holders of debt securities convertible or exercisable for ordinary shares may not have any rights of shareholders and will not be entitled to dividend payments, if any, or voting rights of shares. We urge you to read the terms of the debt securities because those terms, and not this description, define your rights as a holder of such debt securities.
Conversion of Debt Securities
A debt security may entitle the holder to convert the debt security into underlying securities, including our ordinary shares and/or ADSs at a stated conversion price. Debt securities may be exercised or converted (as the case may be) at any time up to the close of business on the expiration date or maturity date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.
Debt securities may be converted as set forth in the applicable debt securities document or agreement. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the trustee, if any, or to us, we will forward, as soon as practicable but no later than the prescribed settlement period, the securities issuable upon such conversion. If less than all of the debt security represented by such security is converted, a new debt security may be issued for the remaining debt security.

DESCRIPTION OF WARRANTS
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
General
We may issue warrants to purchase ordinary shares and preferred shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued and exercised;

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the currency or currencies in which the price of such warrants will be payable;

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the securities purchasable upon exercise of such warrants;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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any material Cayman Islands or United States federal income tax consequences;

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the antidilution provisions of the warrants, if any; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.
General
We may issue subscription rights to purchase ordinary shares, including ordinary shares represented by ADSs. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:
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the title of such subscription rights;

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the securities for which such subscription rights are exercisable;

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the exercise price for such subscription rights;

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the number of such subscription rights issued to each shareholder;

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the extent to which such subscription rights are transferable;

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if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

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the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

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the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

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any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights
Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.
The applicable prospectus supplement will describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any unit agreement under which the units will be issued;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell or distribute the securities described in this prospectus from time to time in one or more of the following ways:
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to or through underwriters or dealers;

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directly to one or more purchasers;

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through agents;

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in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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through a combination of any of these methods of sale; or

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through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following, if applicable:
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the name or names of any underwriters or agents;

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any public offering price;

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the proceeds from such sale;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which the securities may be listed.

We may distribute the securities from time to time in one or more of the following ways:
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at a fixed price or prices, which may be changed;

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at prices relating to prevailing market prices at the time of sale;

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at varying prices determined at the time of sale; or

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at negotiated prices.

By Agents
We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.
By Underwriters or Dealers
If we use underwriters for the sale of securities, they will acquire securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.
Direct Sales
We may also sell securities directly without using agents, underwriters, or dealers.
General Information
We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.
In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

TAXATION
Cayman Islands Tax Considerations
Payments of dividends and capital in respect of Securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of the Securities, as the case may be, nor will gains derived from the disposal of the Securities be subject to Cayman Islands income or corporation tax.
No stamp duty is payable in respect of the issue of Securities or on an instrument of transfer in respect of Securities, unless the instruments are executed in, or after execution brought within, the jurisdiction of the Cayman Islands.
The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to holders of our ADSs or ordinary shares levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.
People’s Republic of China Taxation
Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, production, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in mainland China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in mainland China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of the enterprise’s voting board members or senior executives habitually reside in the PRC.
We believe that Lotus Technology Inc. is not a PRC resident enterprise for PRC tax purposes. Lotus Technology Inc. is a company incorporated outside of the PRC. Lotus Technology Inc. is not controlled by a PRC enterprise or PRC enterprise group, and we do not believe that Lotus Technology Inc. meets all of the conditions above. For the same reasons, we believe our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us.
If the PRC tax authorities determine that Lotus Technology Inc. is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ADSs, if such dividends are treated as sourced from within the PRC. In addition, non-resident enterprise shareholders (including the ADS holders) may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ADSs or ordinary shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders (including the ADS holders) would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any

PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20%. Any PRC tax imposed on dividends or gains may be subject to a reduction or exemption if such reduction or exemption is available under an applicable tax treaty. It is also unclear whether non-PRC shareholders of Lotus Technology Inc. would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that Lotus Technology Inc. is treated as a PRC resident enterprise.
Provided that our Cayman Islands holding company, Lotus Technology Inc., is not deemed to be a PRC resident enterprise, holders of the ADSs and Ordinary Shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our ordinary shares or ADSs. However, under SAT Bulletin 7 and SAT Bulletin 37, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests in an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Bulletin 7 and SAT Bulletin 37, and we may be required to expend valuable resources to comply with SAT Bulletin 7 and SAT Bulletin 37, or to establish that we should not be taxed under these bulletins.
U.S. Federal Income Tax Considerations
General
The following is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of ADSs by U.S. Holders (as defined below). This summary addresses only U.S. Holders that hold ADSs as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, or the Code (generally, property held for investment) and assumes that any distributions made by us on the ADSs and any consideration received by us on the sale or other taxable disposition of ADSs will be in U.S. dollars. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances, or to holders subject to special treatment under the U.S. tax laws, such as:
•
banks, financial institutions or financial services entities;

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broker-dealers;

•
taxpayers that are subject to the mark-to-market accounting rules;

•
tax-exempt entities;

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S-corporations, partnerships and other pass-through entities or arrangements;

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governments or agencies or instrumentalities thereof;

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insurance companies;

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pension plans;

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regulated investment companies;

•
real estate investment trusts;

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expatriates or former long-term residents of the United States;

•
persons that actually or constructively own five percent or more of our shares by vote or value;

•
persons that acquired ADSs pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

•
persons subject to the alternative minimum tax or the base erosion and anti-abuse tax;

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persons that hold ADSs as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

This discussion is based upon the Code, the Treasury regulations promulgated thereunder, administrative and judicial interpretations thereof and the income tax treaty between the United States and the People’s Republic of China (the “Treaty”), all as of the date hereof. All of the foregoing is subject to change or differing interpretations, possibly on a retroactive basis, which could affect the tax considerations described herein. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws. There can be no assurance that the Internal Revenue Service, or the IRS, will not take, or that a court would not sustain, a position contrary to the U.S. federal income tax considerations discussed below.
This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold ADSs through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of ADSs, the U.S. federal income tax treatment of the partnership or a partner in the partnership will generally depend on the status of the partner and the activities of the partner and the partnership. Partnerships or partners of a partnership holding ADSs should consult their tax advisors regarding the U.S. federal income tax consequences of owning and disposing of ADSs in light of their particular circumstances.
THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF ADSs. HOLDERS OF ADSs SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF ADSs, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.
As used herein, the term “U.S. Holder” means a beneficial owner of ADSs that is for U.S. federal income tax purposes:
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a citizen or individual resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) the trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.

Taxation of Distributions
As stated under “Dividend Policy,” we do not anticipate paying any cash distributions on the ADSs in the foreseeable future. However, subject to the discussion below under “— Passive Foreign Investment Company Considerations,” a distribution of cash or other property on the ADSs will generally be includable in gross income of the U.S. Holder as a dividend to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in the ADSs (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ADSs (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Securities” below).
We do not intend to determine our earnings and profits under U.S. federal income tax principles. Accordingly, notwithstanding the discussion in the preceding paragraph, distributions on ADSs, if any, will generally be taxed to U.S. Holders as dividend distributions for U.S. federal income tax purposes.

Individual and certain other non-corporate U.S. Holders may be subject to tax at the lower capital gains rate applicable to “qualified dividend income,” provided that (i) the ADSs are readily tradable on an established securities market in the United States, (ii) we are not treated as a PFIC in the taxable year the dividend is paid or in the taxable preceding year, and (iii) certain other requirements are satisfied. U.S. Treasury Department guidance indicates that shares listed on Nasdaq (on which the ADSs are listed) will be considered readily tradable on an established securities market in the United States. Notwithstanding that the ADSs are listed on Nasdaq, however, there can be no assurance that the ADSs will be considered readily tradable on an established securities market in future years. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to ADSs.
For foreign tax credit purposes, dividends received on common shares or ADSs will generally be treated as foreign-source income and will generally constitute passive category income. As described in “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders” of our 2024 Form 20-F, if we are deemed to be a PRC resident enterprise for PRC tax purposes, a U.S. Holder may be subject to PRC withholding taxes on such dividends. Subject to certain conditions and limitations, a U.S. Holder may be entitled to claim a foreign tax credit in respect of any such PRC withholding taxes to the extent that such taxes are nonrefundable under the Treaty. Alternatively, a U.S. Holder may elect to deduct such taxes in computing its taxable income for U.S. federal income tax purposes. A U.S. Holder’s election to deduct foreign taxes instead of claiming foreign tax credits applies to all creditable foreign income taxes paid or accrued in the relevant taxable year. The rules regarding foreign tax credits and the deductibility of foreign taxes are complex. All U.S. Holders should consult their tax advisors regarding the availability of foreign tax credits and the deductibility of foreign taxes in light of their particular circumstances.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of ADSs
Subject to the discussion below under “— Passive Foreign Investment Company Considerations,” a U.S. Holder will generally recognize capital gain or loss on the sale or other taxable disposition of the ADSs in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) such U.S. Holder’s adjusted tax basis in such ADSs. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such ADSs exceeds one year at the time of disposition. Long-term capital gain realized by a non-corporate U.S. Holder is generally subject to U.S. federal income tax at reduced rates. The deduction of capital losses is subject to limitations.
For foreign tax credit purposes, gain or loss recognized on the sale or other taxable disposition of ADSs will generally be treated as U.S.-source income and will generally constitute passive category income or loss. If, however, gains from the sale or other disposition of our ADSs are subject to tax in the PRC as described in “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders” of our 2024 Form 20-F, a Treaty-eligible U.S. Holder may apply the Treaty to treat such gains as PRC-source gains for U.S. foreign tax credit purposes. The rules regarding foreign tax credits and the deductibility of foreign taxes are complex. U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit or a deduction in lieu thereof in light of their particular circumstances, as well as with respect to their eligibility for benefits under the Treaty.
Passive Foreign Investment Company Considerations
Definition of a PFIC
A non-U.S. corporation will be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (generally determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, produce, or are held for the production of, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and net gains from the disposition of passive assets.
PFIC Status of LTC
Based on the current and anticipated value of the assets and the composition of the income and assets, including goodwill and other unbooked intangibles, of our company and our subsidiaries, we believe that we were not a PFIC for the taxable year ended December 31, 2024 and do not expect to be a PFIC for the current taxable year or foreseeable future taxable years. However, PFIC status is a factual determination that must be made annually at the close of each taxable year on the basis of the composition of our income and assets and our subsidiaries’ income and assets for such taxable year and, thus, is subject to change. Accordingly, there can be no assurance that we or any of our subsidiaries will not be treated as a PFIC for any taxable year.
Additionally, a determination that we are or were a PFIC during the holding period of a U.S. Holder will continue to apply to subsequent years in which a U.S. Holder continues to hold shares in us, whether or not we are a PFIC in those subsequent years.
Application of PFIC Rules to ADSs
If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of ADSs and the U.S. Holder did not make a timely and effective qualified electing fund (“QEF”) election for the first year in its holding period in which we are a PFIC (such taxable year as it related to a U.S. Holder being referred to as the “First PFIC Holding Year”), a QEF election along with a purging election, or a mark-to-market election, such U.S. Holder would generally be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its ADSs and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ADSs during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ADSs).
Under these rules:
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the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ADSs;

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the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

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the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

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an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.
ALL U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE EFFECTS OF THE PFIC RULES ON THE OWNERSHIP OR DISPOSITION OF ADSs, INCLUDING THE IMPACT OF ANY PROPOSED OR FINAL TREASURY REGULATIONS.
QEF Election, Mark-to-Market Election and Purging Election
In general, if we are determined to be a PFIC, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of such U.S. Holder’s ADSs by making and maintaining a timely and valid QEF election (if eligible to do so) for such holder’s First PFIC Holding Year. In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. We have not determined whether we will provide U.S. Holders this information if we determine that we are a PFIC. U.S. Holders should consult their tax advisors with respect to any QEF election previously made with respect to ADSs.
If a U.S. Holder has made a QEF election with respect to its ADSs, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for such holder’s First PFIC Holding Year or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale or other taxable disposition of its ADSs will generally be taxable as capital gain and no interest charge will be imposed under the PFIC rules. U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. Any subsequent distribution of such earnings and profits that were previously included in income should generally not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the rules above. Such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any of our taxable years that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) ADSs, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.
The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.
Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as “marketable stock,” the U.S. Holder may make a mark-to-market election for such holder’s First PFIC Holding Year, such holder will generally not be subject to the adverse PFIC consequences described above in respect of its ADSs as long as such shares continue to be treated as marketable shares. Instead, the U.S. Holder will generally include as ordinary income for each year in its holding period that we are treated as a PFIC the excess, if any, of the fair market value of its ADSs at the end of such year over its adjusted basis in its ADSs. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of its adjusted basis of its ADSs over the fair market value of its ADSs at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ADSs will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its ADSs in a taxable year in which we are treated as a PFIC will be treated as ordinary income. Special rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after such holder’s First PFIC Holding Year.
The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq (on which the ADSs are listed). U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to ADSs under their particular circumstances.
If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, a U.S. Holder would generally be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we (or our subsidiary) receive a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC or the U.S. Holder was otherwise deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election made with respect to ADSs would not apply to a U.S. Holder’s indirect interest in any lower-tier PFICs in which we own shares. U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of any such lower-tier PFICs.

The rules dealing with PFICs are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of the ADSs should consult their tax advisors concerning the application of the PFIC rules to ADSs under their particular circumstances.
Foreign Financial Asset Reporting
A U.S. Holder may be required to report information relating to an interest in ADSs, generally by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with the U.S. Holder’s federal income tax return. A U.S. Holder may also be subject to significant penalties if the U.S. Holder is required to report such information and fails to do so. U.S. Holders should consult their tax advisors regarding information reporting obligations, if any, with respect to ownership and disposition of ADSs.

EXPENSES RELATED TO THE OFFERING
We will incur a SEC registration fee of US$214,340, and will also incur printing costs, legal fees and expenses, accounting fees and expenses, and other listing and qualifications fees in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

LEGAL MATTERS
We have been represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. Maples and Calder (Hong Kong) LLP has advised us on certain legal matters as to Cayman Islands law including the issuance of the ordinary shares represented by the ADSs offered by this prospectus.

EXPERTS
The consolidated and combined financial statements of Lotus Technology Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2024 consolidated and combined financial statements contains an explanatory paragraph that states that Lotus Technology Inc. has incurred losses since its inception and has an accumulated deficit, net current liabilities, and net cash used in operating activities that raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated and combined financial statements do not include any adjustments that might result from the outcome of that uncertainty.

ENFORCEABILITY OF CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES
Lotus Technology Inc. is incorporated under the laws of the Cayman Islands. Service of process upon Lotus Technology Inc. and upon its directors and officers named in this prospectus, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets are located outside the United States, any judgment obtained in the United States against us may not be collectible within the United States.
We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of our offerings. The address of our agent is 122 East 42nd Street, 18th Floor, New York, NY 10168.
We have been advised by our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.
We have also been advised by our Cayman Islands legal counsel that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands; provided that such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final, (iv) is not in the nature of taxes, a fine, or a penalty, and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands are unlikely to enforce a judgment obtained from U.S. courts under civil liability provisions of U.S. securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
In addition, we have been advised by our legal counsel as to the law of mainland China that there is uncertainty as to whether courts in mainland China would (i) recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in mainland China predicated upon the securities laws of the United States or any state in the United States.
We have also been advised by our legal counsel as to the law of mainland China that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in mainland China may recognize and enforce foreign judgments in accordance with the requirements, public policy considerations and conditions set forth in applicable provisions of laws in mainland China relating to the enforcement of civil liability, including the PRC Civil Procedures Law, based either on treaties between mainland China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty or other forms of reciprocity between mainland China and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. Furthermore according to the PRC Civil Procedures Law, courts in mainland China will not enforce a foreign judgment if they decide that the judgment violates the basic principles of the law in mainland China or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a court in mainland China would enforce a judgment rendered by a U.S. court or the Cayman Islands.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a post-effective amendment on Form F-3, including exhibits, to our registration statement on Form F-1 under the Securities Act with respect to the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the Registered Securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
We are subject to the informational reporting requirements of the Exchange Act. We file reports and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at https://www.sec.gov. Our website address is www.group-lotus.com. The information on, or that can be accessed through, our website is not part of this prospectus.
We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. You should direct requests for those documents to:
Lotus Technology Inc.
No. 800 Century Avenue
Pudong District, Shanghai
People’s Republic of China
+86 21 5466-6258

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, or between information incorporated by reference into this prospectus from different documents, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
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our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 30, 2025 (File No. 001-41970);

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our current report on Form 6-K furnished with the SEC on May 30, 2025 (File No. 001-41970);

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the description of our securities contained in our registration statement on Form 8-A filed with the SEC on February 22, 2024, and any amendment or report filed for the purpose of updating such description;

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any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

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any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Lotus Technology Inc.
No. 800 Century Avenue
Pudong District, Shanghai
People’s Republic of China
+86 21 5466-6258
ir@group-lotus.com

$10,000,000 Principal Amount of Convertible Notes and Ordinary Shares Issuable in the form of American Depositary Shares upon Conversion of Convertible Notes
$850,000 of Ordinary Shares Issuable in the form of American Depositary Shares in lieu of Cash for Interest on the Convertible Notes
Lotus Technology Inc.
PROSPECTUS SUPPLEMENT
Dated August 19, 2025